                                                                    EXHIBIT 10.7

                                                                  CONFORMED COPY


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                                CREDIT AGREEMENT


                                   DATED AS OF


                                  JUNE 30, 1998


                                      AMONG

                        SPECIALTY TELECONSTRUCTORS, INC.,
                                  AS BORROWER,

                            THE LENDERS PARTY HERETO,

                             BANKERS TRUST COMPANY,
                             AS DOCUMENTATION AGENT,

                                BANKBOSTON, N.A.,
                              AS SYNDICATION AGENT,

                                       AND

                            THE CHASE MANHATTAN BANK,
                            AS ADMINISTRATIVE AGENT,
                                AS ISSUING LENDER
                             AND AS SWINGLINE LENDER





                         ------------------------------



                             CHASE SECURITIES INC.,
                                   AS ARRANGER

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



                                TABLE OF CONTENTS

                                                                                                      Page
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
                             SECTION 1. DEFINITIONS

1.1  Defined Terms.......................................................................................2
1.2  Other Definitional Provisions......................................................................26

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1  Term Commitments...................................................................................27
2.2  Procedure for Term Loan Borrowing..................................................................27
2.3  Repayment of Term Loans............................................................................27
2.4  Revolving Credit Commitments.......................................................................27
2.5  Procedure for Revolving Credit Borrowing...........................................................29
2.6  Commitment Fees, etc...............................................................................30
2.7  Termination or Reduction of Commitments............................................................30
2.8  Optional Prepayments...............................................................................31
2.9  Mandatory Prepayments and Commitment Reductions....................................................31
2.10  Conversion and Continuation Options...............................................................32
2.11  Minimum Amounts and Maximum Number of Eurodollar Tranches.........................................33
2.12  Interest Rates and Payment Dates..................................................................33
2.13  Computation of Interest and Fees..................................................................34
2.14  Inability to Determine Interest Rate..............................................................34
2.15  Pro Rata Treatment and Payments...................................................................35
2.16  Requirements of Law...............................................................................37
2.17  Taxes.............................................................................................38
2.18  Indemnity.........................................................................................40
2.19  Change of Lending Office..........................................................................40
2.20  Replacement of Lenders under Certain Circumstances................................................40
2.21  Notice of Certain Costs...........................................................................41

                          SECTION 3. LETTERS OF CREDIT

3.1  L/C Commitment.....................................................................................41
3.2  Procedure for Issuance of Letter of Credit.........................................................42
3.3  Commissions, Fees and Other Charges................................................................42
3.4  L/C Participations.................................................................................43
3.5  Reimbursement Obligation of the Borrower...........................................................43
3.6  Obligations Absolute...............................................................................44
3.7  Letter of Credit Payments..........................................................................44
3.8  Applications.......................................................................................44

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

4.1  Financial Condition................................................................................44
4.2  No Change..........................................................................................45
4.3  Corporate Existence; Compliance with Law...........................................................45
4.4  Corporate Power; Authorization; Enforceable Obligations............................................46
4.5  No Legal Bar.......................................................................................46



                                                                   Contents, p.2


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
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
4.6  No Material Litigation.............................................................................46
4.7  No Default.........................................................................................46
4.8  Ownership of Property; Liens.......................................................................47
4.9  Intellectual Property..............................................................................47
4.10  Taxes.............................................................................................47
4.11  Federal Regulations...............................................................................47
4.12  Labor Matters.....................................................................................48
4.13  ERISA.............................................................................................48
4.14  Investment Company Act; Other Regulations.........................................................48
4.15  Subsidiaries......................................................................................48
4.16  Use of Proceeds...................................................................................49
4.17  Environmental Matters.............................................................................49
4.18  Accuracy of Information, etc......................................................................50
4.19  Security Documents................................................................................50
4.20  Solvency..........................................................................................51
4.21 Year 2000 Compliance...............................................................................51

                                     SECTION 5. CONDITIONS PRECEDENT

5.1  Conditions to Initial Extension of Credit..........................................................51
5.2  Conditions to Each Extension of Credit.............................................................54

                                     SECTION 6. AFFIRMATIVE COVENANTS

6.1  Financial Statements...............................................................................55
6.2  Certificates; Deliveries; Other Information........................................................56
6.3  Payment of Obligations.............................................................................57
6.4  Conduct of Business and Maintenance of Existence, etc..............................................57
6.5  Maintenance of Property; Insurance.................................................................58
6.6  Inspection of Property; Books and Records; Discussions.............................................58
6.7  Notices............................................................................................58
6.8  Environmental Laws.................................................................................59
6.9  Additional Collateral, etc.........................................................................59
6.10  Changes in Locations, Name, etc...................................................................61
6.11  Share Certificates................................................................................61

                                      SECTION 7. NEGATIVE COVENANTS

7.1  Financial Condition Covenants......................................................................62
7.2  Limitation on Indebtedness.........................................................................63
7.3  Limitation on Liens................................................................................64
7.4  Limitation on Fundamental Changes..................................................................66
7.5  Limitation on Sale of Assets.......................................................................67
7.6  Limitation on Dividends............................................................................67
7.7  Limitation on Capital Expenditures.................................................................68
7.8  Limitation on Investments, Loans and Advances......................................................69


                                                                  Contents, p. 3



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7.9  Limitation on Optional Payments and Modifications of Debt Instruments, etc.........................70
7.10  Limitation on Transactions with Affiliates........................................................71
7.11  Limitation on Sales and Leasebacks................................................................71
7.12  Limitation on Changes in Fiscal Periods...........................................................72
7.13  Limitation on Negative Pledge Clauses.............................................................72
7.14  Limitation on Lines of Business...................................................................72
7.15  Limitation on Amendments to Constituent Documents.................................................72
7.16  Limitations on Changes in Holding Company Status..................................................72
7.17 Limitation on Changes to Tower Group...............................................................72

                                        SECTION 8. EVENTS OF DEFAULT


                                    SECTION 9. THE ADMINISTRATIVE AGENT

9.1  Appointment........................................................................................76
9.2  Delegation of Duties...............................................................................76
9.3  Exculpatory Provisions.............................................................................76
9.4  Reliance by Administrative Agent...................................................................77
9.5  Notice of Default..................................................................................77
9.6  Non-Reliance on the Administrative Agent and Other Lenders.........................................77
9.7  Indemnification....................................................................................78
9.8  Agent in Its Individual Capacity...................................................................78
9.9  Successor Administrative Agent.....................................................................79

                                        SECTION 10. MISCELLANEOUS

10.1  Amendments and Waivers............................................................................79
10.2  Notices...........................................................................................80
10.3  No Waiver; Cumulative Remedies....................................................................80
10.4  Survival of Representations and Warranties........................................................81
10.5  Payment of Expenses and Taxes.....................................................................81
10.6  Successors and Assigns; Participations and Assignments............................................82
10.7  Adjustments; Set-off..............................................................................84
10.8  Counterparts......................................................................................85
10.9  Severability......................................................................................85
10.10  Integration......................................................................................85
10.11  GOVERNING LAW....................................................................................85
10.12  Submission To Jurisdiction; Waivers..............................................................85
10.13  Acknowledgments..................................................................................86
10.14  WAIVERS OF JURY TRIAL............................................................................86
10.15  Confidentiality..................................................................................86

SCHEDULES:
1.1A       Commitments
4.4        Consents, Authorizations, Filings and Notices
4.6        Litigation
4.12       Labor Matters
4.15       Subsidiaries
4.17       Environmental Matters
4.19       UCC Filing Jurisdictions
7.2(e)     Existing Indebtedness
7.3(f)     Existing Liens
7.8(f)     Existing Investments

EXHIBITS:
A          Form of Guarantee and Collateral Agreement
B          Form of Compliance Certificate
C          Form of Closing Certificate
D          Form of Assignment and Acceptance
E          Form of Swingline Loan Participation Certificate
F-1        Form of Revolving Credit Note
F-2        Form of Term Loan Note
F-3        Form of Swingline Note
G          Form of Borrowing Notice

                                    CREDIT AGREEMENT, dated as of June 30, 1998,
                           among SPECIALTY TELECONSTRUCTORS, INC., a Nevada corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BANKERS TRUST COMPANY, as documentation agent (in such capacity, the "Documentation Agent"), BANKBOSTON, N.A., as syndication agent (in such capacity, the "Syndication Agent"), and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent"), as issuing lender (in such capacity, the "Issuing Lender"), and as swingline lender (in such capacity, the "Swingline Lender").

                  Pursuant to or in connection with the transactions contemplated by the Transaction Documents (such term and each other capitalized term used but not defined herein having the meaning given to it in subsection 1.1), on or prior to the Closing Date, the Borrower, of which 40% of the outstanding common stock is owned, directly or indirectly, by the Investors, intends to acquire through its wholly owned Subsidiary, OmniAmerica, Inc., a Delaware corporation, approximately 150 communications towers (the towers acquired, directly or indirectly, by the Borrower being referred to herein as the "Arch Towers") from Arch Communications Group, Inc., a Delaware corporation ("Arch Communications"), pursuant to one or more closings under the Asset Purchase and Sale Agreement dated as of April 10, 1998, among certain wholly owned subsidiaries of Arch Communications and OmniAmerica, Inc. (the "Purchase Agreement"), for cash consideration not to exceed $13,400,000 with respect to the initial closing under the Purchase Agreement (the "Initial Arch Acquisition") and $38,000,000 in the aggregate (the subsequent closings under the Purchase Agreement being referred to herein as the "Subsequent Arch Acquisitions" and, together with the Initial Arch Acquisition, the "Arch Acquisition").

                  In connection with the Arch Acquisition, (a) the Borrower has requested (i) the Term Loan Lenders to extend credit in the form of Term Loans on the Closing Date in an aggregate principal amount not in excess of $30,000,000, (ii) the Revolving Credit Lenders to extend credit in the form of Revolving Credit Loans from time to time during the Revolving Credit Commitment Period, in an aggregate principal amount at any time outstanding not in excess of the difference between (A) $45,000,000 and (B) the sum of the L/C Obligations at such time and the Swingline Exposure at such time, (iii) the Issuing Lender to issue Letters of Credit from time to time during the Revolving Credit Commitment Period in an aggregate stated amount at any time outstanding not in excess of $5,000,000 and (iv) the Swingline Lender to extend credit in the form of Swingline Loans from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any time outstanding not in excess of $5,000,000 and (b) the Borrower will refinance certain existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (the "Existing Indebtedness") in an aggregate principal amount equal to approximately $15,000,000.

                  The proceeds of the Term Loans, together with the proceeds of up to $15,000,000 of Revolving Credit Loans, will be used on the Closing Date, in part, to (i) finance the Initial Arch Acquisition, (ii) repay in full the Existing Indebtedness and (iii) pay related fees, expenses and other transaction costs. The proceeds of Revolving Credit Loans will be used following the Closing Date for general corporate purposes, including the Subsequent Arch Acquisitions and Permitted Acquisitions. The Letters of Credit and Swingline Loans will be used for general corporate purposes.

                  The Arch Acquisition and each of the transactions described above are collectively referred to herein as the "Transactions".

                  The Lenders and the Swingline Lender are willing to extend such credit to the Borrower and the Issuing Lender is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein.

                  The parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Adjusted Consolidated Leverage Ratio": as defined in subsection 7.1(b)(i).

                  "Adjustment Date": as defined in the definition of the term "Pricing Grid".

                  "Administrative Agent": Chase, together with its Affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affected Eurodollar Loans": as defined in subsection 2.9(e).

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 51% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Anchor Tenant": a Person (other than any individual) (a) providing cellular, PCS or EMSR services, (b) engaged in television or radio broadcasting or (c) otherwise reasonably acceptable to the Administrative Agent.

                  "Applicable Margin": for all Loans, the Applicable Margin as determined pursuant to the Pricing Grid.

                  "Application": an application, in such form (reasonably acceptable to the Borrower) as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Approved Fund": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Arch Acquisition": as defined in the preamble of this Agreement.

                  "Arch Communications": as defined in the preamble of this Agreement.

                  "Arch Towers": as defined in the preamble of this Agreement.

                  "Asset Sale": any sale, transfer or other disposition (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivable financing transaction) by the Borrower or any of its Subsidiaries of any property of the Borrower or any such Subsidiary (including property subject to any Lien under any Security Document), other than as permitted pursuant to subsection 7.5(a), (b) (provided that, except with respect to the loss or condemnation of all or substantially all of the assets of the Borrower and its Subsidiaries, the proceeds from such casualty or condemnation (including insurance) are used to replace or rebuild the lost or condemned assets within the time period specified in subsection 2.9(b)) and (c) through (g).

                  "Assignee": as defined in subsection 10.6(c).

                  "Assignment and Acceptance": an Assignment and Acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and, if applicable, the Borrower in the form of Exhibit D or such other form that shall be approved by the Administrative Agent.

                  "Assignor": as defined in subsection 10.6(c).

                  "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to (a) such Lender's Revolving Credit Commitment minus (b) such Lender's Revolving Extensions of Credit.

                  "Benefitted Lender": as defined in subsection 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the introductory paragraph of this Agreement.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders or Swingline Lender to make Loans or Swingline Loans hereunder.

                  "Business": as defined in subsection 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London interbank market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period). For purposes of this definition, the following items will be excluded from the definition of "Capital Expenditures": (a) Capital Expenditures to the extent funded by insurance proceeds, condemnation awards or payments pursuant to a deed in lieu thereof, (b) assets acquired pursuant to (i) Permitted Acquisitions and (ii) a reinvestment of proceeds received under subsection 7.5(c) and (c) monies reimbursed to the Borrower or any Subsidiary by tenants in connection with the construction of towers.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing on or within one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, bankers' acceptances and repurchase agreements, or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus (or whose obligations are guaranteed by an affiliated commercial bank which has capital and surplus) of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (d) money market accounts or funds with or issued by Qualified Issuers; (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above and (f) demand deposit accounts maintained in the ordinary course of business with any Lender or with any bank that is not a Lender not in excess of $100,000 in the aggregate on deposit with such Lender or any such bank.

                  "Change of Control": means (a) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding the Investors, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of shares representing more than the greater of (i) 20% of the shares outstanding of the Borrower and (ii) the percentage of the aggregate then outstanding voting stock of the Borrower owned beneficially, directly or indirectly, by the Investors; (b) the Board of Directors of the Borrower shall not consist of at least a majority of Continuing Directors; or (c) a Change of Control as defined in any document pertaining to any Senior Subordinated Indebtedness.

                  "Chase": The Chase Manhattan Bank.

                  "Closing Date": June 30, 1998.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment": as to any Lender, the sum of the Term Loan Commitment, the Revolving Credit Commitment and the Swingline Loan Commitment of such Lender and with respect to the Issuing Lender and L/C Participants, as applicable, their L/C Obligations.

                  "Commitment Fee Rate": 3/8 of 1% per annum, provided that from and after the first Adjustment Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Consolidated Cash Interest Expense": for any period, Consolidated Interest Expense (including, without limitation, that attributable to Capital Lease Obligations but excluding capitalized financing fees), net of cash interest income of the Borrower and its Subsidiaries, for such period (a) minus, in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following: (i) non-cash expenses for interest payable in kind and (ii) amortization of debt discount and fees and (b) plus the sum of cash payments made by the Borrower or any of its Subsidiaries during such period in respect of the items referred to in clause (a)(i) of this definition to the extent previously subtracted pursuant to clause (a) of this definition (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Consolidated Current Assets": at a particular date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Debt Service": for any period, the sum of Consolidated Cash Interest Expense plus any scheduled amortization payments on any Indebtedness made or payable during such period, but excluding mandatory prepayments on any such Indebtedness.

                  "Consolidated EBITDA": for any period:

                  (a) Net Income for such period; plus

                  (b) without duplication, the sum of the following items (to the extent deducted in the computation of such Net Income for such period):

                           (i) depreciation expense;

                           (ii) amortization expense and amortization of
                  intangibles (including, but not limited to, goodwill and organizational costs (including costs associated with the Transactions));

                           (iii) Consolidated Interest Expense;

                           (iv) income and franchise tax expense;

                           (v) any extraordinary and unusual losses (net of
                  income taxes);

                           (vi) the amount of dividends and distributions (other
                  than loans, advances or tax sharing payments) actually received in cash by the Borrower or any of its Subsidiaries from any Unrestricted Subsidiary during such period; and

                           (vii) other non-cash charges;

                  less (c) without duplication, the sum of the following items:

                           (i) any extraordinary and unusual gains (net of
                  income taxes); and

                           (ii) non-cash gains included in Net Income.

For purposes of the definition of the term "Adjusted Consolidated Leverage Ratio", Consolidated EBITDA for any period will be adjusted to (A) exclude the Consolidated EBITDA attributable to any asset or business that was disposed of (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries prior to the date of determination (as if such asset or business had not been owned by the Borrower or any of its Subsidiaries prior to the date of determination) and (B) include the Consolidated EBITDA attributable to any asset or business that was acquired (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries (including, to the extent identified and reasonably satisfactory to the Administrative Agent, pro forma cost savings in connection therewith) prior to the date of determination (as if such asset or business had been owned by the Borrower or any of its Subsidiaries prior to the date of determination).

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, the amount of interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their Indebtedness.

                  "Consolidated Leverage Ratio" : at any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Senior Secured Debt": at any date and without duplication, Consolidated Total Debt at such date minus, to the extent included in computing such Consolidated Total Debt, the aggregate amount of the sum of (a) any Senior Subordinated Indebtedness, (b) any secured Indebtedness of the Borrower and its Subsidiaries that is subordinated to the Obligations at such date and (c) any other unsecured Indebtedness of the

         Borrower and its Subsidiaries at such date, in each case determined on a consolidated basis (excluding Unrestricted Subsidiaries) in accordance with GAAP.

                  "Consolidated Senior Secured Debt to Total Capitalization Ratio": at any date, the ratio of (a) Consolidated Senior Secured Debt to (b) Total Capitalization at such date.

                  "Consolidated Total Debt": at any date and without duplication, the aggregate amount of Indebtedness of the Borrower and its Subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP (other than Indebtedness of the type referred to in clause (g) of the definition of the term "Indebtedness").

                  "Consolidated Total Debt to Total Capitalization Ratio": at any date, the ratio of (a) Consolidated Total Debt to (b) Total Capitalization at such date.

                  "Consolidated Working Capital": the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                  "Continuing Directors": the directors of the Borrower on the Closing Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Investors in his or her election by the stockholders of the Borrower.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, unless cured or waived, has been satisfied.

                  "Delivery Date": as defined in the definition of the term "Pricing Grid".

                  "Documentation Agent": as defined in the introductory paragraph of this Agreement.

                  "Dollars" and "$": lawful currency of the United States of America.

                  "ECF Percentage": 75%, provided that the ECF Percentage shall be deemed to be 50% if, on the applicable Excess Cash Flow Application Date, the Adjusted Consolidated Leverage Ratio as of the last day of the fiscal year preceding such Excess Cash Flow Application Date was less than 4.50 to 1.00.

                  "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                   ------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under the same Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, Consolidated EBITDA (plus or minus the cash portion of any extraordinary gains or losses incurred during such fiscal year without duplication of mandatory prepayments resulting from any transaction giving rise thereto) for such period (before any adjustments thereto
         (a) to exclude the Consolidated EBITDA attributable to any asset or business that was disposed of (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries during the period of calculation or (b) to include the Consolidated EBITDA attributable to any asset or business that was acquired (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries (excluding, to the extent identified and reasonably satisfactory to the

         Administrative Agent, pro forma cost savings in connection therewith to the extent included in Consolidated EBITDA) during the period of calculation), minus the sum of the following (without duplication):

                  (i) Consolidated Debt Service for such period;

                  (ii) Capital Expenditures made during such period by the Borrower and its Subsidiaries;

                  (iii) taxes of the Borrower for such period paid in cash;

                  (iv) the amount of any increases during such period in Consolidated Working Capital;

                  (v) voluntary prepayments made during such period of the Term Loans;

                  (vi) voluntary repayments made during such period of the Revolving Credit Loans, provided that substantially simultaneously therewith the aggregate Revolving Credit Commitments are permanently reduced by an amount equal to the amount of such repayment; and

                  (vii) any cash used during such period for any Restricted Payment, Permitted Acquisition or Investment permitted pursuant to subsections 7.8(e) or (i);

         plus the sum of the following (without duplication):

                  (i) the amount of all proceeds received during such period of Capital Lease Obligations, purchase money Indebtedness and any other Indebtedness to the extent used to finance any Capital Expenditures, to make any Restricted Payment or to make a Permitted Acquisition; and

                  (ii) the amount of any decreases during such period in Consolidated Working Capital.

                  "Excess Cash Flow Application Date": as defined in subsection 2.9(c).

                  "Existing Indebtedness": as defined in the preamble of this Agreement.

                  "Facility": each of (a) the Term Loan Commitments and the Term Loans made thereunder (the "Term Loan Facility"), (b) the Swingline Loan Commitments and the Swingline Loans made thereunder and (c) the Total Revolving Credit Commitments and the Revolving Extensions of Credit made thereunder (the "Revolving Credit Facility").

                  "FCC": the Federal Communications Commission or any Governmental Authority substituted therefor.

                  "Federal Funds Effective Rate": as defined in the definition of the term "ABR".

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination, except that for purposes of subsection 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in subsection 4.1(a). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. The term "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee
         Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Guarantors": the Subsidiary Guarantors.

                  "Hicks Muse": Hicks, Muse, Tate & Furst Incorporated.

                  "Incur": as defined in subsection 7.2; and the term "Incurrence" shall have a correlative meaning.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables and accrued expenses incurred in the ordinary course of such Person's business),
         (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under a bankers' acceptance, letter of credit or similar facilities, (g) the obligations of such Person under any Interest Rate Protection Agreement, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through
         (g) above and (i) all obligations of the kind referred to in clauses
         (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and on which obligations such Person has recourse only to such property; provided, however, that the amount of such Indebtedness of any Person described in this clause (i) shall, for the purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith.

                  "Initial Arch Acquisition": as defined in the preamble of this Agreement.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is Insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": as defined in subsection 4.9.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of repayment thereof at final stated maturity, provided that the first Interest Payment Date for ABR Borrowings shall be September 30, 1998.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility as determined in good faith by such Lenders) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility as determined in good faith by such Lenders) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto, provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend beyond
         (A) the Revolving Credit Termination Date, in the case of Revolving Credit Loans, or the date final payment is due, in the case of Term Loans, shall end on the Revolving Credit Termination Date or such due date, as applicable;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                  "Investment": as defined in subsection 7.8.

                  "Investors": Hicks Muse, its principals, their Affiliates and management of the Borrower and its Subsidiaries and their respective employees, directors and officers.

                  "Issuing Lender": Chase or any of its affiliates, in its capacity as issuer of any Letter of Credit.

                  "L/C Commitment": $5,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

                  "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

                  "Lenders": as defined in the introductory paragraph of this Agreement.

                  "Letters of Credit": as defined in subsection 3.1(a), provided that to the extent the Borrower shall have deposited amounts in a cash collateral account for the benefit of the Lenders, the Letters of Credit relating thereto shall be deemed not to be Letters of Credit for purposes of this Agreement.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents and the Notes, if any.

                  "Loan Parties": the Borrower and each Subsidiary Guarantor.

                  "Majority Facility Lenders": with respect to any Facility, Lenders which collectively are the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or of the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, Lenders which are collectively the holders of more than 50% of the sum of the Total Revolving Extensions of Credit and the aggregate unused Revolving Credit Commitments).

                  "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "Material Adverse Effect": a material adverse effect on (a) as of the Closing Date, the Transactions and the other transactions contemplated by this Agreement, (b) the business, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole (other than, for purposes of the conditions to the initial funding of Loans on the Closing Date, changes in general economic conditions), or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Swingline Lender, the Issuing Lender or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, notarial fees, accountants' fees, investment banking fees, appraisal fees, survey costs, title insurance premiums, amounts to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith, net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or Incurrence, net of attorneys' fees, notarial fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually Incurred in connection therewith.

                  "Net Income": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "Net Income" (or any like caption) on a consolidated statement of operations of the Borrower and its Subsidiaries at such date, provided that such amount shall be adjusted to exclude (to the extent otherwise included therein) earnings or losses attributable to any Person in which the Borrower or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or such Subsidiary by such other Person in cash during such period.

                  "Non-Consenting Lender": as defined in subsection 2.20.

                  "Non-Excluded Taxes": as defined in subsection 2.17(a).

                  "Non-Funding Lender": as defined in subsection 2.15(c).

                  "Non-U.S. Lender":  as defined in subsection 2.17(b).

                  "Notes": the collective reference to the Term Notes, the Revolving Credit Notes and the Swingline Notes.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent, the Swingline Lender, the Issuing Lender or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Notes, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, to the Swingline Lender, to the Issuing Lender or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Omniholdings": OmniAmerica Holdings Corporation, a Delaware corporation.

                  "Participant": as defined in subsection 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Acquisition": the acquisition by any of the Subsidiaries of all or substantially all the assets of, or by the Borrower or any of its Subsidiaries of all the capital stock of, or other equity interests in, any other Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) 100% of the capital stock of any acquired or newly formed corporation, partnership, association or other business entity is owned directly by the Borrower or a Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under subsection 6.9 or any other Loan Document have been taken and (c)(i) the Borrower and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in subsection 7.1 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such acquisition had occurred on the first day of each relevant period for testing such compliance and (ii) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a) and (c)(i) above, together with all appropriate supporting documentation if reasonably requested by the Administrative Agent, including, without limitation, any financial data for such Subsidiary or assets, any acquisition documents in connection with such acquisition and any opinions of counsel.

                  "Permitted Issuance": (a) the issuance by the Borrower of shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of the Borrower or pursuant to any dividend reinvestment plan, (b) the issuance by the Borrower of options or other equity securities of the Borrower to outside directors, members of management or employees of the Borrower or any Subsidiary, (c) the issuance of securities as interest or dividends on pay-in-kind debt or preferred equity securities in accordance with their terms permitted hereunder and under the other Loan Documents, (d) the issuance to the Borrower or any subsidiary of the Borrower (or any director, with respect to directors' qualifying shares) by any of its subsidiaries of any of their respective Capital Stock, provided that, with respect to this clause (d), such Capital Stock issued to the Borrower or any Subsidiary shall be pledged to the Administrative Agent to the extent required by the applicable Loan Document (provided that (i) only 65% of the voting Capital Stock of any direct foreign Subsidiary of the Borrower or any domestic Subsidiary is required to be so pledged and
         (ii) no voting Capital Stock of any foreign Subsidiary of any other foreign Subsidiary is required to be so pledged), (e) the issuance by the Borrower of shares of its common stock in connection with a Permitted Acquisition, (f) cash payments made in lieu of issuing fractional shares of the Borrower's Capital Stock in an aggregate amount not to exceed $100,000, (g) the issuance by the Borrower of shares of Capital Stock of the Borrower to infuse additional capital into the Borrower in an aggregate amount not to exceed $2,500,000 and
         (h) the issuance by the Borrower of shares of Capital Stock for the purpose of making an Investment in any Unrestricted Subsidiary as permitted by, and subject to, subsection 7.8(m).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledged Debt Securities": as defined in the Guarantee and Collateral Agreement.

                  "Pledged Stock": as defined in the Guarantee and Collateral Agreement.

                  "Pricing Grid": the pricing grid as follows:

                              Term Loans, Revolving
                        Credit Loans and Swingline Loans


                                                                          Applicable
                                                    Applicable              Margin             Revolving Credit
                                                    Margin for                for                  Facility
                                                        ABR                Eurodollar             Commitment
        Consolidated Leverage Ratio                    Loans                 Loans                    Fee
        ---------------------------                 ----------            -----------          ----------------
Level 1:          Greater than                            1.50%                  2.50%                    0.500%
                  or equal to 6.50 to 1.00

Level 2:          Greater than
                  or equal to 5.50 to 1.00
                  and less than 6.50 to
                  1.00                                    1.00%                  2.00%                    0.375%

Level 3:          Greater than
                  or equal to 4.00 to 1.00
                  and less than 5.50 to
                  1.00                                    0.75%                  1.75%                    0.375%

Level 4:          Less than 4.00 to 1.00                  0.50%                  1.50%                    0.375%

         Changes in the Applicable Margins and the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the day (the "Adjustment Date") of receipt by the Administrative Agent of the financial statements delivered pursuant to subsection 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, at the option of the Administrative Agent or the Required Lenders, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be determined by reference to "Level 1". Each determination of the Consolidated Leverage Ratio pursuant to this paragraph shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements, provided that prior to delivery (the date of such delivery, the "Delivery Date") of the financial statements for the second full fiscal quarter ending after the Closing Date, the Consolidated Leverage Ratio shall be deemed to be that corresponding to "Level 2".

                  "Prime Rate": as defined in the definition of the term "ABR".

                  "Projections": as defined in subsection 6.2(c).

                  "Properties": as defined in subsection 4.17(a).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Purchase Agreement": as defined in the preamble of this Agreement.

                  "Qualified Issuer": any commercial bank (a) which has, or whose obligations are guaranteed by an affiliated commercial bank which has, capital and surplus in excess of $500,000,000 and (b) the outstanding long-term debt securities of which are rated at least A-2 by Standard & Poor's Ratings Services or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

                  "Recovery Event": any settlement of or payment in respect of any property insurance or casualty insurance claim or any condemnation proceeding or deed in lieu thereof relating to any Property of the Borrower or any of its Subsidiaries, excluding any such settlement or payment which, together with any related settlement or payment, yields gross proceeds to the Borrower or any of its Subsidiaries of less than $1,000,000.

                  "Refunded Swingline Loans": as defined in subsection
         2.4(c)(ii).

                  "Register": as defined in subsection 10.6(d).

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

                  "Reincorporation": the merger or other transactions entered into by the Borrower to cause the Borrower to change its corporate name to "OmniAmerica, Inc." and/or its jurisdiction of incorporation to the State of Delaware.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to subsection 2.9(d) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under the regulations issued pursuant to
         Section 4043(b) of ERISA.

                  "Required Lenders": Lenders, other than Non-Funding Lenders, which collectively are the holders of more than 50% of the sum of (i) the Loans and (ii) the aggregate unused Revolving Credit Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit (other than Swingline Loans).

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including, without limitation, Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, the president, any vice president or senior vice president, the treasurer or any assistant treasurer, the secretary or assistant secretary and the chief financial officer (or officer having comparable duties) of the Borrower (including, in any event, any person who is an officer of the Borrower and is named on the closing certificate delivered by the Borrower on the Closing Date in the form of Exhibit C whether or not such person holds any of the foregoing positions).

                  "Restricted Payment": as defined in subsection 7.6.

                  "Revolving Credit Commitment": as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender, if any, to make Revolving Credit Loans, and to participate in Swingline Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Revolving Credit Commitments is $40,000,000.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Facility": as defined in the definition of the term "Facility".

                  "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(c), Revolving Credit Loans or has participations in outstanding Letters of Credit or Swingline Loans.

                  "Revolving Credit Loans": as defined in subsection 2.4(a).

                  "Revolving Credit Note": as defined in subsection 10.6(f).

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                  "Revolving Credit Termination Date": the earlier of (a) the Scheduled Revolving Credit Termination Date or, if such date is not a Business Day, the Business Day next preceding such date and (b) the date upon which the Revolving Credit Commitments shall be earlier terminated pursuant hereto.

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Swingline Exposure at such time.

                  "Scheduled Revolving Credit Termination Date": June 30, 2001.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, any mortgage or deed of trust and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Subordinated Indebtedness": any unsecured senior subordinated Indebtedness of the Borrower to be issued by the Borrower in a public offering or a Rule 144A or other private placement, provided such Indebtedness shall (a) have no maturity, amortization, mandatory redemption, purchase option or sinking fund payment prior to the date that is 180 days later than the Scheduled Revolving Credit Termination Date, (b) (i) have terms relating to interest rates, fees, events of default and remedies that are reasonably satisfactory in all respects to the Administrative Agent and (ii) have terms relating to subordination that are satisfactory in all respects to the Administrative Agent, (c) be subject to no covenant or event of default more restrictive than those contained herein and (d) be reasonably satisfactory in all other respects to the Administrative Agent.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  "Subsequent Arch Acquisitions": as defined in the preamble of this Agreement.

                  "subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "Subsidiary": a subsidiary of the Borrower, other than any Unrestricted Subsidiary.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower party to the Guarantee and Collateral Agreement.

                  "Swingline Exposure": at any time, the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall mean its Revolving Credit Percentage of the aggregate Swingline Exposure at such time.

                  "Swingline Lender": as defined in the introductory paragraph of this Agreement.

                  "Swingline Loan Participation Certificate": a certificate in substantially the form of Exhibit E.

                  "Swingline Loan Commitment": the obligation of the Swingline Lender to make Swingline Loans to the Borrower hereunder. The original amount of the Swingline Loan Commitment is $5,000,000.

                  "Swingline Loans": as defined in subsection 2.4(c)(i).

                  "Swingline Note": as defined in subsection 10.6(f).

                  "Syndication Agent": as defined in the introductory paragraph of this Agreement.

                  "Term Loan Commitment": as to any Term Loan Lender, the obligation of such Term Loan Lender to make Term Loans to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on
         Schedule 1.1A. The original aggregate amount of the Term Loan Commitments is $35,000,000.

                  "Term Loan Facility": as defined in the definition of the term "Facility".

                  "Term Loan Installment": as defined in subsection 2.3.

                  "Term Loan Lender": each Lender which has a Term Loan Commitment or which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(c), a Term Loan.

                  "Term Loan Maturity Date": June 30, 2001.

                  "Term Loan Percentage": as to any Term Loan Lender (a) at any time prior to the Closing Date, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments, and (b) at any time after the Closing Date, the percentage which the principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding.

                  "Term Loans": as defined in subsection 2.1(a).

                  "Term Notes": as defined in subsection 10.6(f).

                  "Test Period": any period of four consecutive fiscal quarters of the Borrower most recently ended.

                  "Total Capitalization": at any date and without duplication, the sum of (a) the aggregate principal amount of all Indebtedness for borrowed money of the Borrower and its Subsidiaries at such date of determination, determined on a consolidated basis in accordance with GAAP, (b) the aggregate amount of cash proceeds received by the Borrower and its Subsidiaries in respect of the issuance of Capital Stock of the Borrower or its Subsidiaries after September 1997 and on or prior to such date of determination, (c) the fair market value of Capital Stock of the Borrower issued on or prior to such date of determination in connection with a Permitted Acquisition, valued as of the date of such Permitted

         Acquisition, and (d) $108,000,000, minus the amount of cash on the consolidated balance sheet of the Borrower and its Subsidiaries as of such date of determination, determined in accordance with GAAP.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

                  "Tower EBITDA": for any period:

                           (a) Tower Net Income for such period; plus

                           (b) without duplication, the sum of the following
                  items (to the extent deducted in the computation of such Tower Net Income for such period):

                                    (i) depreciation expense;

                                    (ii) amortization expense and amortization
                           of intangibles (including, but not limited to, goodwill and organizational costs (including costs associated with the Transactions));

                                    (iii) Tower Interest Expense;

                                    (iv) income and franchise tax expense;

                                    (v) any extraordinary and unusual losses
                           (net of income taxes); and

                                    (vi) other non-cash charges;

                  less (c) without duplication, the sum of the following items:

                                    (i) any extraordinary and unusual gains
                           (net of income taxes); and

                                    (ii) non-cash gains included in Tower Net
                           Income; plus

                           (c) without duplication and to the extent not
                  included in the computation of Tower Net Income, (i) for purposes of subsection 7.1(a)(iii), cash rental revenue of the Borrower or any Subsidiary less any estimated cash operating expenses, in each case attributable to the first month of any lease or sublease of tower space (A) entered into between the Borrower or any Subsidiary and any lessee or (B) commencing as the result of the exercise by any lessee of an option to enter into such a lease or sublease, in each case so long as such lease or sublease is entered into or such option is exercised not more than 30 days prior to the last day of the period with respect to which Tower EBITDA is being calculated, and (ii) for purposes of subsection 7.1(b)(i), cash rental revenue of the Borrower or any Subsidiary less any estimated cash operating expenses, in each case attributable to the first three months of any lease or sublease of tower space (A) entered into between the Borrower or any Subsidiary and any lessee or (B) commencing as the result of the exercise by any lessee of an option to enter into such a lease or sublease, in each case so long as such lease or sublease is entered into or such option is exercised not more than 90 days prior to the last day of the period with respect to which Tower EBITDA is being calculated, provided that, in the case of each of subclauses (i) and (ii), such lease or sublease shall be effective and such cash rental revenue shall commence being earned within 90 days after the last day of such period.

         For purposes of subsection 7.1(b)(i), Tower EBITDA for any period will be adjusted to (A) exclude the Tower EBITDA attributable to any asset or business that was disposed of (either directly or as part of an exchange) by any member of the Tower Group prior to the date of determination (as if such asset or business had not been owned by such member of the Tower Group prior to the date of determination) and (B) include the Tower EBITDA attributable to any asset or business that was acquired (either directly or as part of an exchange) by any member of the Tower Group (including, to the extent identified and reasonably satisfactory to the Administrative Agent, pro forma cost savings in connection therewith) prior to the date of determination (as if such asset or business had been owned by such member of the Tower Group prior to the date of determination).

                  "Tower Group": Omniholdings and its consolidated subsidiaries.

                  "Tower Interest Expense": for any period, the amount of interest expense, both expensed and capitalized, of the Tower Group, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their Indebtedness.

                  "Tower Net Income": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "Net Income" (or any like caption) on a consolidated statement of operations of the Tower Group at such date, provided that such amount shall be adjusted to exclude (to the extent otherwise included therein) earnings or losses attributable to any Person in which any member of the Tower Group has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to any member of the Tower Group by such other Person in cash during such period.

                  "Transaction Documents": the Purchase Agreement and the other documents relating to the Transactions.

                  "Transactions": as defined in the preamble of this Agreement.

                  "Transferee": as defined in subsection 10.6(g).

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised from time to time.

                  "Unrestricted Subsidiary": shall mean (a) any subsidiary of the Borrower or any Subsidiary or any other direct or indirect investment by the Borrower or any Subsidiary in the Capital Stock of any other Person so long as at the time such subsidiary is acquired or created or such investment is made, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower shall have notified the Administrative Agent of its acquisition or creation of such subsidiary or such other investment and its ownership interest therein and its designation thereof as an "Unrestricted Subsidiary" concurrently with such acquisition, creation or investment and the intended purposes of such subsidiary or investment, (iii) all transactions related thereto shall be consummated in accordance with applicable Requirements of Law, except to the extent it could not reasonably be expected to result in a material adverse effect on such Unrestricted Subsidiary and its subsidiaries taken as a whole, (iv) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, creation or investment, with covenants contained in subsection 7.1 applicable at the time of such acquisition or investment, as the case may be, recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer to such effect, together with all relevant financial information for such subsidiary or investment and calculations demonstrating such compliance, (v) any contingent tax liabilities of the Borrower or any Subsidiary in respect of such investment or subsidiary shall exist pursuant to a tax sharing agreement with the other owners of such Unrestricted Subsidiary providing for an allocation of tax liabilities and benefits customary in similar circumstances, (vi) any management or service provided by the Borrower or any Subsidiary to such investment or subsidiary shall be provided in consideration of cash remuneration in an amount not less than could have been obtained from a third party on an arm's length basis and
         (vii) such investment or subsidiary shall be capitalized solely from the following sources: (A) investments by persons other than the Borrower or any Subsidiary; (B) Indebtedness issued by such subsidiary or any of its subsidiaries that is nonrecourse to the Borrower and its subsidiaries, or proceeds thereof; (C) subject to subsection 7.8(m), Capital Stock of such subsidiary or any other Unrestricted Subsidiary, or proceeds thereof; and (D) investments permitted to be made in Unrestricted Subsidiaries pursuant to section 7.8(m); and (b) any subsidiary of an Unrestricted Subsidiary.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Commitments. (a) Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make term loans ("Term Loans") to the Borrower on the Closing Date in a principal amount not to exceed the amount of the Term Loan Commitment of such Lender.

                  (b) The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.10.

                  2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. Such notice shall be given by the Borrower in the form of Exhibit G. The Term Loans made on the Closing Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at its office specified in subsection 10.2 an amount in immediately available funds equal to the Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in like funds as received by the Administrative Agent.

                  2.3 Repayment of Term Loans. The Term Loans of each Term Loan Lender shall mature in a single installment (the "Term Loan Installment") on the Term Loan Maturity Date in an amount equal to the product of (a) the amount of the outstanding Term Loans as of the Closing Date (as such amount may be reduced pursuant to subsections 2.8 and 2.9) and (b) such Lender's Term Loan Percentage.

                  2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Swingline Exposure at such time and Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.5 and 2.10, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date and all outstanding Swingline Loans on the earlier of the Revolving Credit Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made.

                  (c)(i) Subject to the terms and conditions hereof, the Swingline Lender agrees to make swingline loans ("Swingline Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $5,000,000, provided that at no time may the Total Revolving Extensions of Credit exceed the aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Borrower may use the Swingline Loan Commitment by borrowing, prepaying, in whole or in part, and reborrowing the Swingline Loans, all in accordance with the terms and conditions hereof. All Swingline Loans shall be ABR Loans. The Borrower shall give the Swingline Lender irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Swingline Lender prior to 12:00 noon New York City time) on the requested Borrowing Date specifying the amount of the requested Swingline Loan which shall be in an aggregate minimum amount of $100,000, or a whole multiple of $25,000 in excess thereof. Each such notice shall be given by the Borrower in the form of Exhibit G. The proceeds of the Swingline Loan will be made available by the Swingline Lender to the Borrower at the office of the Swingline Lender by 2:00 p.m. New York City time on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may, at any time and from time to time, prepay the Swingline Loans, in whole or in part, without premium or penalty, by notifying the Swingline Lender prior to 12:00 noon New York City time on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000, or a whole multiple of $25,000 in excess thereof.

                  (ii) The Swingline Lender, at any time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), and without regard to the minimum amounts in subsection 2.5, request each Revolving Credit Lender including the Swingline Lender to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Percentage of the amount of the Swingline Loans outstanding on the date such notice is given (the "Refunded Swingline Loans"). Unless any of the events described in paragraph (f) of
Section 8 shall have occurred with respect to the Borrower (in which event the procedures of subparagraph (iii) of this subsection 2.4(c) shall apply), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swingline Lender at the office of the Administrative Agent specified in subsection 10.2 prior to 1:00 p.m. New York City time in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swingline Loans. Effective on the day such Revolving Credit Loans are made, the portion of such Loans so paid shall no longer be outstanding as Swingline Loans, shall no longer be due under any Swingline Note and shall be Revolving Credit Loans made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages. The Borrower authorizes the Swingline Lender to charge its accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swingline Loans.

                  (iii) If prior to the making of a Revolving Credit Loan pursuant to subparagraph (ii) of this subsection 2.4(c) one of the events described in paragraph (f) of Section 8 shall have occurred and be continuing with respect to the Borrower, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.4(c)(ii), purchase an undivided participating interest in the Refunded Swingline Loan in an amount equal to (i) its Revolving Credit Percentage times (ii) the Refunded Swingline Loans. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a Swingline Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (iv) Whenever, at any time after any Revolving Credit Lender has purchased a participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.

                  (v) Each Revolving Credit Lender's obligation to make the Loans referred to in subsection 2.4(c)(ii) and to purchase participating interests pursuant to subsection 2.4(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Borrower; (D) any breach of this Agreement or any other Loan Document by the Borrower or any of its Subsidiaries or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying
(i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such notice shall be given by the Borrower in the form of Exhibit G. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (A) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (B) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                  2.6 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on September 30, 1998. For purposes of calculating commitment fees under this subsection 2.6(a) only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates set forth in the Agency Fee Letter dated June 30, 1998, in writing among the Borrower, the Administrative Agent and Chase Securities Inc.

                  2.7 Termination or Reduction of Commitments.

                  (a) The Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Revolving Credit Termination Date.

                  (b) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Swingline Loans and the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Revolving Credit Commitments then in effect. Any reduction pursuant to this subsection 2.7(b) shall be in an amount equal to $1,000,000, or a whole multiple of

$100,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any notice pursuant to this subsection 2.7(b), the Administrative Agent shall promptly notify each Revolving Credit Lender and the Swingline Lender, as applicable, of the contents thereof.

                  2.8 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable written (or telephonic promptly confirmed in writing) notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to subsection 2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments of Eurodollar Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Partial prepayments (other than of a Swingline Loan) of ABR Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 thereof. Optional prepayments on account of the Term Loans shall be applied to reduce the Term Loan Installment due on the Term Loan Maturity Date pursuant to subsection 2.3.

                  2.9 Mandatory Prepayments and Commitment Reductions. (a) If any Capital Stock (other than a Permitted Issuance) or Indebtedness shall be issued or Incurred by the Borrower or any of its Subsidiaries (excluding any Incurrence of Indebtedness in accordance with subsection 7.2, other than Indebtedness permitted by subsection 7.2(g)(i)), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or Incurrence toward the prepayment of the Term Loans and to the extent of any excess to the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(d).

                  (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied, within five Business Days after such date, toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(d), provided that if a Reinvestment Notice shall be delivered in respect thereof, on each Reinvestment Prepayment Date an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and to the extent of any excess to the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(d) .

                  (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending June 30, 2000, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and to the extent of any excess to the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(d). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in subsection 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are delivered.

                  (d) Subject to the other provisions of this subsection 2.9,
(i) 100% of the Net Cash Proceeds of the issuance of any Capital Stock (other than a Permitted Issuance) or the issuance or Incurrence of any Indebtedness as provided in subsection 2.9(a), (ii) 100% of the Net Cash Proceeds of any Asset Sale or Recovery Event as provided in subsection 2.9(b) and (iii) any Excess Cash Flow pursuant to subsection 2.9(c) shall be applied first, to the prepayment of the Term Loans, and second, to the permanent reduction of the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of first, the Swingline Loans, and second, the Revolving Credit Loans, to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the aggregate Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of the Swingline Loans and Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. The application of any prepayment pursuant to this subsection 2.9(d) shall be made first to ABR Loans and second to Eurodollar Loans. Amounts prepaid on account of the Term Loans (i) shall be applied to the Term Loan Installment due on the Term Loan Maturity Date pursuant to subsection 2.3 and (ii) may not be reborrowed.

                  (e) Notwithstanding the foregoing provisions of this subsection 2.9, if at any time the mandatory prepayment of any Loans pursuant to this Agreement would result, after giving effect to the procedures set forth in this Agreement, in the Borrower incurring costs under subsection 2.16, 2.17 or
2.18 as a result of Eurodollar Loans ("Affected Eurodollar Loans") being prepaid other than on the last day of an Interest Period applicable thereto, which costs are required to be paid pursuant to subsection 2.18, then, the Borrower may, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loan that is a Eurodollar Loan (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loan equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence.

                  2.10 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable written (or telephonic promptly confirmed in writing) notice of such election (but no later than 12:00 noon, New York City time on the Business Day immediately prior to such election), provided that unless the Borrower elects to deposit with the Administrative Agent the amount of any breakage costs and other Eurodollar Loans related costs to be incurred by the Borrower under this Agreement with respect to any prepayment or conversion of such Eurodollar Loans prior to the end of an Interest Period, any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable written (or telephonic promptly confirmed in writing) notice of such election by 12:00 noon, New York City time (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the final scheduled termination or maturity date of any Facility, and provided further that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.11 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and (b) no more than six Eurodollar Tranches in the aggregate shall be outstanding at any one time.

                  2.12 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Upon the occurrence and during the continuance of an Event of Default under subsection 8(a), (i) all outstanding Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (A) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.12 plus 2% or (B) in the case of Reimbursement Obligations, overdue interest, the commitment fee or other amounts payable at a rate per annum equal to the rate applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate applicable to ABR Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after judgment as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection 2.12 shall be payable from time to time on demand.

                  2.13 Computation of Interest and Fees. (a) Interest, fees and other amounts payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.12.

                  2.14 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted to ABR Loans on the last day of the Interest Period applicable thereto. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do when the circumstances that prompted delivery of such notice no longer exist), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.15 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made, with regard to the applicable Facility, pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

                  (b) Whenever (i) any payment received by the Administrative Agent under this Agreement or any Note or (ii) any other amounts received by the Administrative Agent for or on behalf of the Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement and any Note, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 10.5, ratably among the Administrative Agent and the Lenders in accordance with the aggregate amount of such payments owed to the Administrative Agent and each such Lender; third, to the payment of fees due and payable under subsections 2.6 and 3.3, ratably among the Revolving Credit Lenders in accordance with the Revolving Credit Commitment of each Revolving Credit Lender, and, in the case of the Issuing Lender, the amount retained by the Issuing Lender for its own account pursuant to subsection 3.3(a); fourth, to the payment of interest then due and payable under the Loans, ratably in accordance with the aggregate amount of interest owed to each such Lender; and fifth, to the payment of the principal amount of the Loans and the L/C Obligations then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other obligations to any Lender not covered in first through fourth above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Lenders in accordance with the aggregate principal amount and, in the case of proceeds of collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Lender.

                  (c) If any Revolving Credit Lender (each, a "Non-Funding Lender") has (x) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Revolving Credit Lender is not likely to make such Revolving Credit Loan or (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loans in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

                  (i) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Revolving Credit Commitments and to satisfy any applicable conditions precedent set forth in subsection 5.2 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Revolving Credit Lenders;

                  (ii) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans; and

                  (iii) any payment made on account of interest on the Revolving Credit Loans shall be made pro rata according to the amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made.

The Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to this paragraph as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

                  (d) Subject to subsection 2.15(c), each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the outstanding principal amounts of the Term Loans then held by the Term Loan Lenders.

                  (e) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans (other than the Term Loans) shall be made first to the Swingline Loans and then pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

                  (f) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (except, in the case of Eurodollar Loans, as otherwise provided in clause (i) of the definition of "Interest Period"). In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

                  (g) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of the daily average Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 2.15(g) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

                  2.16 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.17 and the establishment of a tax based on the net income of such Lender and changes in the rate of tax on the net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems in good faith to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 2.16, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this subsection 2.16(a), the Borrower may convert all Eurodollar Loans of such Lender then outstanding into ABR Loans in accordance with subsection 2.10 and shall, additionally, reimburse such Lender for any cost in accordance with subsection 2.18.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender, to the Borrower, through the Administrative Agent, of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this subsection 2.16, showing in reasonable detail the calculation thereof and certifying that it is generally charging such costs to other similarly situated borrowers under similar credit facilities, submitted by any Lender through the Administrative Agent shall be conclusive in the absence of manifest error, provided that the determination of such amounts shall be made in good faith in a manner generally consistent with such Lender's standard practices. The obligations of the Borrower pursuant to this subsection 2.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                  2.17 Taxes. (a) Except as provided below in this subsection, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof to the extent such Lender's compliance with the requirements of subsection 2.17(b) at the time such Lender becomes a party to this Agreement fails to establish a complete exemption from such withholding or to the extent such failure to establish a complete exemption from such withholding thereafter is attributable to the actions of such Lender. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the

Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                  (b) Each Lender (or Transferee) that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing, under penalty of perjury, that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms on or before the expiration or obsolescence and promptly upon the invalidity of any form previously delivered by such Non-U.S. Lender and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms. Each Non-U.S. Lender (and, if applicable, any other Lender or Transferee) agrees, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments of interest under this Agreement or the other Loan Documents, provided that in determining the reasonableness of such a request, such Lender shall be entitled to consider the cost of complying with such request (to the extent unreimbursed by the Borrower) that would be imposed on such Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection 2.17(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection 2.17(b) that such Non-U.S. Lender is not legally able to deliver. If the Administrative Agent or any Lender (or Transferee) receives a refund in respect of Non-Excluded Taxes paid by the Borrower, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Non-Excluded Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided that the Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender if it receives notices from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.

                  2.18 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss (excluding loss of profit) or expense which such Lender actually incurs as a consequence of (a) withdrawal of notice given by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure by the Borrower to make any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this subsection 2.18, showing in reasonable detail the calculation thereof, submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                  2.19 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event, provided that such designation is made on terms that in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this subsection
2.19 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to subsection 2.16 or 2.17(a).

                  2.20 Replacement of Lenders under Certain Circumstances. If at any time (a) the Borrower becomes obligated to pay additional amounts described in subsection 2.16 or 2.17 as a result of any condition described in such subsections or any Lender ceases to make Eurodollar Loans pursuant to subsection 2.16, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers,
(c) any Lender becomes a "Non-Consenting Lender" (as defined below in this subsection 2.20) or (d) any Lender becomes a "Non-Funding Lender", then the Borrower may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to subsection 10.6(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and reasonably acceptable to the Administrative Agent (and in the case of Revolving Credit Commitments or Revolving Loans, reasonably acceptable to the Issuing Lender and the Swingline Lender) for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under subsection 2.18 as though such Loans were being paid instead of being purchased), provided that (i) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (ii) in the event of a replacement of a Non-Consenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 2.20, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Non-Consenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause (a) of this subsection 2.20, as the case may be, and (iii) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 2.20, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 10.1 and (z) Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Non-Consenting Lender". The Borrower's right to replace a Non-Funding Lender pursuant to this subsection
2.20 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.

                  2.21 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by subsection 2.15 through and including subsection 2.18 is given by any Lender more than 90 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such subsections, such Lender shall not be entitled to compensation under such subsections for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.


                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower or any Subsidiary on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender, provided that the Issuing Lender shall not have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above).

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent notice of the issuance of each Letter of Credit (including the amount thereof). The Administrative Agent will furnish to the Revolving Credit Lenders (a) prompt notice of the issuance of each standby Letter of Credit and (b) a monthly report setting forth for the relevant month the total aggregate daily amount available to be drawn under commercial Letters of Credit that were outstanding during such month.

                  3.3 Commissions, Fees and Other Charges. (a) The Borrower will pay to the Administrative Agent, for the account of each Revolving Credit Lender, a commission on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, minus the fronting fee referred to below, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum of the average daily face amount of each Letter of Credit issued by the Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

                  (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued by the Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit issued by the Issuing Lender for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the greater of the daily average Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in subsection 2.12(c).

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender (except to the extent resulting from the gross negligence or willful misconduct of the Issuing Lender), any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that, subject to the last sentence of this subsection 3.6, the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions or delays in transmission found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent, the Swingline Lender, the Issuing Lender and each Lender that:

                  4.1 Financial Condition. (a) (i) The audited consolidated financial statements of (A) the Borrower and its subsidiaries as of and for the fiscal years ending June 30, 1995, June 30,

1996, and June 30, 1997, reported on by KPMG Peat Marwick LLP, and (B) Omniholdings and its subsidiaries as of and for the fiscal year ending December 31, 1997, reported on by Ernst & Young, LLP, (ii) the unaudited consolidated financial statements of the Borrower and its subsidiaries as of and for the portion of the fiscal year ending March 31, 1998, certified by a Responsible Officer of the Borrower, and (iii) the financial data for each tower site eligible for acquisition pursuant to the Arch Acquisition consisting of third party rental revenue and land lease expenses on a monthly basis with respect to each tower site, present fairly in all material respects (x) with respect to clauses (i) and (ii) above, the consolidated financial condition of the Borrower and its subsidiaries and Omniholdings and its subsidiaries, respectively, and the results of operations and cash flows as of such dates and for such periods and (y) with respect to clause (iii), above, financial data with respect to such tower sites. All such financial statements with respect to clauses (i) and (ii) above, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except, in the case of clauses (a) (i)(A) and (a)(i)(B), as approved by the relevant firm of accountants and disclosed therein, and, in the case of clause
(ii), for normal year-end audit adjustments). The most recent balance sheets referred to above reflect, as required by GAAP, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, and any long-term leases and unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case as of the date of such balance sheet.

                  (b) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated subsidiaries as of May 31, 1998 (including the notes thereto), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to
(i) the consummation of the Transactions (other than the Subsequent Arch Acquisitions), (ii) the Loans to be made hereunder on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The aforementioned unaudited pro forma consolidated balance sheet presents fairly on a pro forma basis in all material respects the financial position of the Borrower and its consolidated Subsidiaries as of May 31, 1998, and is based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  4.2 No Change. Since (a) on the Closing Date, the date of the most recent audited financial statements delivered pursuant to subsection 4.1(a)(i)(A) (taking into account the merger of Omniholdings, the Arch Acquisition and the Loans being made on the Closing Date), and (b) thereafter, the statements delivered pursuant to Section 6.1(a), there has been no (a) development or event which has had or could reasonably be expected to have a Material Adverse Effect or (b) sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of its business or property.

                  4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has the requisite power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the requisite power and authority, and the legal right, to make, deliver and perform the Loan Documents and the Transaction Documents to which it is a party and, in the case of the Borrower, to borrow and obtain other extensions of credit hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents and the Transaction Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings and other extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions and the borrowings and other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, any of the other Loan Documents or the Transaction Documents, except
(i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) consents under immaterial Contractual Obligations and (iii) filings referred to in subsection 4.19. Each Loan Document and each Transaction Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement and each Transaction Document constitutes, and each Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Transaction Documents and the Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any of the Loan Parties and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents).

                  4.6 No Material Litigation. Except as set forth in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any of the Loan Parties or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, (b) with respect to the Transaction Documents or any of the transactions contemplated thereby or (c) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. None of the Loan Parties is in default under or with respect to any of its Contractual Obligations (including the Transaction Documents) in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. (a) Each of the Loan Parties has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 7.3.

                  (b) Each of the Loan Parties has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Loan Parties enjoys peaceful and undisturbed possession under all such material leases.

                  4.9 Intellectual Property. Each of the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes ("Intellectual Property") necessary for the conduct of its business as currently conducted, except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and to the knowledge of the Borrower (a) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity of any Intellectual Property (nor does the Borrower know of any valid basis for any such claim) and (b) the use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of, and no Intellectual Property of the Borrower or any of its Subsidiaries is being infringed upon by, any Person.

                  4.10 Taxes. Each of the Loan Parties has filed or caused to be filed all Federal and all other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (a) any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party and (b) taxes, assessments, fees or other charges imposed by any Governmental Authority, other than income taxes imposed by the United States of America, with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect); and no tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such material tax, fee or other charge, other than those being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Loan Parties.

                  4.11 Federal Regulations. No Letters of Credit and no part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                  4.12 Labor Matters. Except as set forth on Schedule 4.12, there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  4.13 ERISA. Except where the liability, individually or in the aggregate, which could reasonably be expected to result has not had or could not reasonably be expected to have a Material Adverse Effect: (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan; (b) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code; (c) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen and remains outstanding, during such five-year period; (d) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits in an amount that could reasonably be expected to have a Material Adverse Effect; (e) none of the Loan Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Loan Parties, none of the Loan Parties nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Loan Parties or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; (f) no such Multiemployer Plan is in Reorganization or Insolvent; (g) the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and its Subsidiaries for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. The subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries at the date hereof.

                  4.16 Use of Proceeds. The proceeds of the Loans and the issuances of Letters of Credit shall be used solely for the purposes specified in the preamble of this Agreement.

                  4.17 Environmental Matters. Except as set forth on Schedule 4.17:

                  (a) The facilities and properties owned, leased or operated by the Borrower or any of its subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, or (ii) could materially and adversely interfere with the continued operation of the Properties, or (iii) materially impair the fair saleable value thereof except in each case insofar as such violation, liability, interference, or reduction in fair market value, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (b) The business operated by the Borrower or any of its subsidiaries (the "Business"), the Properties and all operations at the Properties are, and to the knowledge of the Borrower have been, in compliance in all respects with all applicable Environmental Laws except for noncompliance which is not reasonably likely to result in a Material Adverse Effect.

                  (c) Neither the Borrower nor any of its subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to result in the Borrower or any of its subsidiaries incurring liability under, any Environmental Law in effect at the time of the making of this representation, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to result in the Borrower or any of its Subsidiaries incurring liability under, any applicable Environmental Law in effect at the time of the making of this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (f) There has been no release or, to the best knowledge of the Borrower, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any of its subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws in effect at the time of making this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders, or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (but excluding all projections and pro forma financial information and other estimates covered by the next sentence), contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information and other estimates and opinions contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties (a) of the Borrower and any of its Subsidiaries in the Transaction Documents are true and correct in all material respects and (b) of all other parties to the Transaction Documents, to the knowledge of the Borrower, are true and correct in all material respects. As of the Closing Date, there is no fact known to any Loan Party (other than general economic conditions, which conditions are commonly known and affect businesses generally) that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein and proceeds thereof. In the case of the Pledged Stock and the Pledged Debt Securities, when stock certificates representing such Pledged Stock or certificates representing such Pledged Debt Securities are delivered to the Administrative Agent, or when financing statements in appropriate form are filed in the offices specified on Schedule 4.19, and in the case of the other collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person subject, except in the case of such Pledged Stock and the Pledged Debt Securities, to Liens permitted by paragraphs (a) through (f) of subsection 7.3.

                  4.20 Solvency. Each Loan Party is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, Solvent.

                  4.21 Year 2000 Compliance. On or before June 30, 1999, the Borrower will complete any reprogramming and testing of major computer systems and other major equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business, in order to enable their computer systems and equipment in the aggregate to be year 2000 compliant in all material respects. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in an Event of Default or to have a Material Adverse Effect.


                         SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a Responsible Officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a Responsible Officer of the Borrower and each Subsidiary Guarantor and (iii) a notice of borrowing pursuant to subsection 2.2 and subsection 2.5 of this Agreement.

                  (b) Lien Searches. The Administrative Agent shall have received the results of a recent lien, tax and judgment search in each of the jurisdictions and offices where the material assets of the Loan Parties or the Arch Towers are located or recorded, and such search shall reveal no Liens on any of the assets of the Borrower or any of its Subsidiaries or the Arch Towers, except for Liens permitted by subsection 7.3 and Liens that will be removed prior to the Closing Date.

                  (c) Environmental Audit. The Lenders shall have received the Phase I Environmental Site Assessments prepared by Environmental Resources Management, received by the Borrower with respect to the Arch Towers, and shall be reasonably satisfied with the findings contained therein with respect to the real properties of the Borrower and its Subsidiaries after giving effect to the consummation of the Transactions.

                  (d) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (e) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Weil, Gotshal & Manges LLP, counsel to the Loan Parties (such legal opinion to cover such matters incident to the transactions contemplated by this Agreement and the Transaction Documents as the Administrative Agent may reasonably require).

                  (f) Pledged Stock, Stock Powers. The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement (other than the certificates representing the shares of Capital Stock of the Subsidiaries referred to in subsection 6.11), together with an undated stock power for each such certificate (other than the certificates representing the shares of Capital Stock of the Subsidiaries referred to in subsection 6.11) executed in blank by a Responsible Officer of the pledgor thereof and the Pledged Debt Securities pledged pursuant to the Guarantee and Collateral Agreement endorsed in blank by a Responsible Officer of the pledgor thereof.

                  (g) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement and any filings with the FCC or the United States Patent and Trademark Office) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by subsection 7.3), shall be in proper form for filing, registration or recordation.

                  (h) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of subsection 6.5 of this Agreement.

                  (i) Fees and Expenses of Lenders. The Administrative Agent and the Lenders (and their Affiliates) shall have received all fees and expenses required to be paid by the Borrower on or before the Closing Date, or provision for payment with proceeds of the initial extensions of credit hereunder shall have been made by the Borrower.

                  (j) The Transactions. The Transactions (other than the Subsequent Arch Acquisitions) shall have been consummated or shall be consummated substantially simultaneously with the initial borrowing of Loans under this Agreement in accordance with all applicable Requirements of Law and the terms of the Transaction Documents (without giving effect to any amendments or waivers to the Transaction Documents that could reasonably be expected adversely to impact the Facilities and are not reasonably satisfactory to the Lenders), and the Lenders shall be reasonably satisfied (i) that the fees and expenses to be paid in connection with the Transactions (other than the Subsequent Arch Acquisitions) shall not exceed $7,500,000 and (ii) with the amount of contributions to the capital of the Borrower and its Subsidiaries made by Hicks Muse prior to the Closing Date.

                  (k) Capitalization of the Borrower. The Investors shall own beneficially, directly or indirectly, at least 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower.

                  (l) Outstanding Indebtedness. After giving effect to the Transactions and the other transactions contemplated by this Agreement and the Transaction Documents, the Borrower and its Subsidiaries shall have no outstanding Indebtedness or preferred equity, other than Indebtedness under (i) this Agreement and (ii) other Indebtedness permitted under subsection 7.2, and all Existing Indebtedness shall have been permanently terminated and all obligations thereunder shall have been discharged.

                  (m) Delivery of Financial Information. The Lenders shall have received (i) audited consolidated balance sheets and related statements of income, stockholder's equity and cash flows for (A) the Borrower and its subsidiaries as of and for the fiscal years ending June 30, 1995, June 30, 1996, and June 30, 1997, reported on by KPMG Peat Marwick LLP, and (B) Omniholdings and its subsidiaries as of and for the fiscal year ending December 31, 1997, reported on by Ernst & Young, LLP, (ii) the unaudited consolidated financial statements of the Borrower and its subsidiaries as of and for the portion of the fiscal year ending March 31, 1998, certified by a Responsible Officer of the Borrower, and (iii) the financial data for each tower site eligible for acquisition pursuant to the Arch Acquisition consisting of third party rental revenue and land lease expenses on a monthly basis with respect to each tower site, and, with respect to clauses (i) and (ii) above, such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its subsidiaries, taken as a whole (other than changes in general economic conditions), as reflected in the financial statements previously furnished to the Administrative Agent and, with respect to clause (iii) above, such financial data shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its subsidiaries, taken as a whole (other than changes in general economic conditions), as reflected in the financial statements previously furnished to the Administrative Agent.

                  (n) Pro Forma Financial Information. The Lenders shall have received a pro forma consolidated balance sheet of the Borrower and its subsidiaries on a consolidated basis as of the Closing Date after giving effect to the Transactions and the other transactions contemplated by this Agreement, which balance sheet shall not be materially inconsistent with the forecasts previously provided to the Lenders.

                  (o) Financial Projections. The Borrower shall have delivered a detailed business plan and financial projections of the Borrower and its subsidiaries for the fiscal years 1998 through 2005, in each case in form and substance reasonably satisfactory to the Administrative Agent.

                  (p) Judicial Actions. (i) There shall be in effect no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions or the other transactions contemplated by this Agreement, nor shall any proceeding by any Governmental Authority seeking any of the foregoing be pending.

                  (ii) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Transactions or the other transactions contemplated by this Agreement that makes the consummation of the Transactions or the other transactions contemplated by this Agreement illegal.

                  (q) Consummation of the Transactions. The consummation of the Transactions and the other transactions contemplated by this Agreement shall not (i) violate any material Requirement of Law or (ii) conflict with, or result in a default or event of default under, any material Contractual Obligation of the Borrower or any of its Subsidiaries or relating to the Arch Towers and to be assumed by the Borrower or any of its Subsidiaries.

                  (r) Environmental and Other Exposures. The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and its Subsidiaries may be subject after giving effect to the Transactions and the other transactions contemplated by this Agreement, and with the plans of the Borrower with respect thereto.

                  (s) Governmental Approvals. All requisite Governmental Authorities and third parties shall have approved or consented to the consummation of the Transactions and the other transactions contemplated by this Agreement to the extent required (but excluding approvals or consents that reasonably could not be expected to have a Material Adverse Effect), all applicable appeal periods shall have expired and there shall be no action, actual or threatened, of any Governmental Authority that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Transactions or the other transactions contemplated by this Agreement.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender and the Swingline Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this subsection 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, the Swingline Lender, the Issuing Lender or the Administrative Agent hereunder, the Borrower shall and (except in the case of delivery of financial information reports and notices) shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to the Administrative Agent (which shall in turn be promptly distributed by the Administrative Agent to the Lenders):

                  (a) as soon as available but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of (i) the audited consolidated balance sheet of the Borrower and its consolidated subsidiaries and (ii) the unaudited consolidating balance sheet of each of the Borrower's direct subsidiaries (including Omniholdings) as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, setting forth in comparative form the figures for the previous year, and reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (i) the unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries and (ii) the unaudited consolidating balance sheet of each of the Borrower's direct subsidiaries (including Omniholdings) as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in comparative form the figures for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) as soon as available, but in any event not later than 30 days after the end of each of the first two fiscal months of each fiscal quarter of the Borrower, (i) the unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries and (ii) the unaudited consolidating balance sheet of each of the Borrower's direct subsidiaries (including Omniholdings) as at the end of such month and the related unaudited consolidated statements of income and cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in comparative form the figures for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall fairly present in all material respects the financial position of the Borrower and its subsidiaries and of Omniholdings and its subsidiaries, as applicable, as of such date and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Deliveries; Other Information. Furnish to the Administrative Agent (which shall in turn be promptly distributed by the Administrative Agent to the Lenders) or, in the case of clause (f), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsections 7.1 and 7.7, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to subsection 6.1(a), 6.1(b) and 6.1(c), (i) a certificate of a Responsible Officer stating that, to such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, in all material respects, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) (A) a Compliance Certificate containing all information necessary for determining compliance by the Borrower and its subsidiaries with the provisions of this Agreement referred to therein as of the last day of the relevant fiscal quarter or fiscal year and (B) to the extent not previously disclosed to the Administrative Agent, a listing of any state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property arising under the laws of the United States (or any jurisdiction therein) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (B) (or, in the case of the first such list so delivered, since the Closing Date) and
         (iii) any final accountants' management letters delivered by the independent certified public accountants reporting on such financial statements to the Borrower or any of its Subsidiaries;

                  (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the Borrower and its consolidated subsidiaries for such fiscal year (including a projected consolidated balance sheet of the Borrower and its subsidiaries, as applicable, as of the end of such fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount;

                  (d) concurrently with the delivery of financial statements under subsection 6.1(a) or 6.1(b), a balance sheet and related statements of operations, stockholders' equity and cash flows for each Unrestricted Subsidiary for the applicable period;

                  (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower or any of its subsidiaries sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which the Borrower or any of its subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (f) promptly following their submission with any Federal, state or local Governmental Authority, copies of any and all periodic or special reports filed by the Borrower or any of its subsidiaries, if such reports are publicly available and indicate any material adverse change in the business, operations or financial condition of the Borrower or any of its subsidiaries or if copies thereof are requested by any Lender or the Administrative Agent (but only to the extent such reports are publicly available), and copies of any and all material notices and other material communications from any Federal, state or local Governmental Authority with respect to the Borrower or any of its subsidiaries;

                  (g) at such time as (i) the principal amount of any Undelivered Instrument (as defined in the Guarantee and Collateral Agreement) exceeds $1,000,000 or (ii) the aggregate principal amount of all Undelivered Instruments exceeds $1,500,000, deliver such Undelivered Instrument or Undelivered Instruments, as the case may be, to the extent necessary to eliminate such excess to the Administrative Agent as required under the Guarantee and Collateral Agreement; and

                  (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, provided that notwithstanding the foregoing, the Borrower and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

                  6.4 Conduct of Business and Maintenance of Existence, etc. (a) Except as contemplated by subsection 7.4, (i) continue to engage in business of the same general type as now conducted by it, (ii) preserve, renew and keep in full force and effect its existence and (iii) take all reasonable action to preserve and maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of this clause (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and except if (A) in the reasonable business judgment of the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such privileges, rights or franchises and (B) such failure to preserve and maintain such privileges, rights or franchises would not materially adversely affect the rights of the Lenders hereunder or the value of the collateral security for the Loans and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business or as otherwise reasonably requested by the Administrative Agent; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property.

                  (b) All such insurance shall (i) provide that no cancelation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee and (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause.

                  6.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and accounts in accordance with sound business practices and (b) upon reasonable prior notice and at any reasonable time, permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and, if reasonably requested, make copies of its contracts, books and records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries (and, during the continuance of an Event of Default, any Unrestricted Subsidiary) with officers and employees of the Borrower and its Subsidiaries (and, during the continuance of an Event of Default, any Unrestricted Subsidiary) and with its independent certified public accountants, provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions.

                  6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its subsidiaries and any Governmental Authority and which has a reasonable likelihood of being adversely determined, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof and if, individually or in the aggregate, the liability that could reasonably be expected to result would be material to the Borrower and its subsidiaries taken as a whole: (i) the occurrence of any Reportable Event with respect to any Plan (other than a Multiemployer Plan), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

                  (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect; and

                  (f) the receipt by the Borrower or any of its subsidiaries of any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or Materials of Environmental Concern or any other environmental matter including the occurrence of any spill, discharge or release in a quantity that is reportable under any Environmental Laws on any property owned, leased or utilized by the Borrower or any of its subsidiaries but only to the extent that such complaint, order, citation, notice or written communication individually could reasonably be expected to result in liability or an obligation under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower, the relevant Subsidiary or the relevant subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Except as could not reasonably be expected to have a Material Adverse Effect, comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with all applicable Environmental Laws, and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete (or cause to be conducted and completed) in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  6.9 Additional Collateral, etc. (a) If at any time following the Closing Date the aggregate monetary value (as determined by aggregating the monetary value of each item or items of Property so acquired on the date of the acquisition thereof) of all Property of any nature whatsoever acquired by the Borrower or any Subsidiary after the Closing Date is in excess of $1,000,000 (other than (i) any Property described in paragraph (b) or (c) below or (ii) any Property subject to a Lien expressly permitted by subsection 7.3(g) or (q)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and
(ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

                  (b) With respect to any fee interest in any real estate owned by the Borrower or any of its Subsidiaries, whether acquired before or after the Closing Date (other than any such real estate subject to a Lien expressly permitted by subsection 7.3(g) or (q)), promptly after the receipt of written notice with respect to such real estate from the Administrative Agent (but in no event before November 30, 1998, unless an Event of Default shall have occurred and be continuing) (i) execute and deliver a first priority mortgage or deed of trust (subject only to Liens permitted by subsection 7.3) in favor of the Administrative Agent, for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent, (ii) provide the Lenders with reasonably satisfactory title reports and title and extended coverage insurance covering such real estate in an amount at least equal to the purchase price of such real estate as well as, to the extent reasonably requested by the Administrative Agent, a current ALTA survey thereof, together with a surveyor's certificate, (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent a Phase I Environmental Site Assessment with respect to such real estate, prepared by an environmental consulting firm reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, the Borrower and its Subsidiaries shall only be required to execute and deliver such a mortgage or deed of trust, title reports, title insurance, environmental reports and, if reasonably requested by the Administrative Agent, current ALTA surveys, covering fee properties of the Borrower or its Subsidiaries with a fair market value (including with respect to improvements (including towers) thereon) in excess of $500,000.

                  (c) With respect to any new subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries that is not designated by the Borrower as an Unrestricted Subsidiary, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock and debt securities of such new Subsidiary which are owned by the Borrower or any of its Subsidiaries and required to be pledged pursuant to the Guarantee and Collateral Agreement, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock and debt securities, together with (A) in the case of such Capital Stock, undated stock powers endorsed in blank, and (B) in the case of such debt securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that notwithstanding the foregoing, only 65% of the voting Capital Stock of any direct foreign Subsidiary of the Borrower or any domestic Subsidiary need be pledged under this clause (c), no voting Capital Stock of any foreign Subsidiary of any other foreign Subsidiary need be pledged under this clause (c) and no direct or indirect foreign Subsidiary shall become a Guarantor hereunder or shall be required to pledge any of its assets.

                  6.10 Changes in Locations, Name, etc. The Borrower shall not, except upon not less than 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for in the Guarantee and Collateral Agreement:

                  (a) permit any of the Inventory or Equipment (each as defined in the Guarantee and Collateral Agreement) (other than (i) immaterial Inventory and Equipment, (ii) Equipment under repair and (iii) Inventory and Equipment in transit in the ordinary course of business (including Inventory and Equipment located at construction sites)) to be kept at a location other than those listed on Schedule 5 of the Guarantee and Collateral Agreement;

                  (b) change the location of its chief executive office or sole place of business from that referred to in Section 4.4 of the Guarantee and Collateral Agreement; or

                  (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with the Guarantee and Collateral Agreement would become misleading, provided that the Borrower may consummate the Reincorporation so long as, prior to the Borrower's consummation of the Reincorporation, the Administrative Agent shall have received all additional financing statements and other documents requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for in the Guarantee and Collateral Agreement.

                  SECTION 6.11 Share Certificates. Deliver to the Collateral Agent, within 30 days after the Closing Date, certificates representing the shares of Capital Stock of each of Specialty Combined Resources, Inc., Specialty Capital Services, Inc., Specialty Training Centers, Inc., Novak & Lackey Construction Co., Inc. and Microwave Tower Service, Inc., pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate endorsed in blank by a Responsible Officer of the pledgor thereof.

                          SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit (except with respect to subsection 7.1) any of its Subsidiaries to, directly or indirectly:

                  7.1  Financial Condition Covenants.

                  (a) With respect to the period commencing on the Closing Date and ending on September 30, 1999:

                  (i) Consolidated Senior Secured Debt to Capitalization Test. Permit the Consolidated Senior Secured Debt to Total Capitalization Ratio as of the last day of any fiscal quarter of the Borrower, commencing with September 30, 1998, to be greater than 0.50 to 1.00.

                  (ii) Consolidated Total Debt to Capitalization Test. Permit the Consolidated Total Debt to Total Capitalization Ratio as of the last day of any fiscal quarter of the Borrower, commencing with September 30, 1998, to be greater than 0.65 to 1.00.

                  (iii) Modified Interest Coverage Test. Permit the ratio as of the last day of any fiscal quarter of the Borrower, which last day occurs in such period, commencing with September 30, 1998, of (A) the sum of (x)(I) the product of 2.0 and the Consolidated EBITDA for the six-month period ending on such date, minus (II) the product of 2.0 and the Tower EBITDA for the six-month period ending on such date, plus (y) the product of 12.0 and the Tower EBITDA for the fiscal month ending on such date, to (B) Consolidated Cash Interest Expense for the twelve-month period ending on such date to be greater than 1.30 to 1.00.

                  (b) (i) Modified Leverage Test. Permit the ratio (the "Adjusted Consolidated Leverage Ratio") as of the last day of any fiscal quarter of the Borrower, which last day occurs in any period set forth below, of (A) Consolidated Total Debt as of such date to (B) the sum of (x)(i) Consolidated EBITDA for the twelve-month period ending on such date, minus (ii) Tower EBITDA for the twelve-month period ending on such date, plus (y) the product of 4.0 and the Tower EBITDA for the fiscal quarter ending on such date, to be greater than the ratio set forth opposite such period below:


                       Period:                                            Ratio:
                       -------                                            ------
December 31, 1999 to                                                   7.00 to 1.00
September 30, 2000

December 31, 2000 to                                                   6.00 to 1.00
Term Loan Maturity Date

                  (ii) Interest Coverage Test. Permit the Consolidated Interest Coverage Ratio as of the last day of any Test Period to be less than the ratio set forth opposite the period or date set forth below that includes such date:


                      Period:                                           Ratio:
                      -------                                           ------
December 31, 1999 to                                                 1.60 to 1.00
September 30, 2000

December 31, 2000                                                    1.80 to 1.00

March 31, 2001 to                                                    2.25 to 1.00

Term Loan Maturity Date

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist (in each case, to "Incur") any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness among the Loan Parties arising as a result of intercompany loans;

                  (c) purchase money Indebtedness, provided that the aggregate amount of Indebtedness incurred pursuant to this subsection 7.2(c) shall not exceed $5,000,000 at any one time outstanding;

                  (d) Capital Lease Obligations, provided that the aggregate principal amount of Capital Lease Obligations incurred pursuant to this subsection 7.2(d) in any fiscal year of the Borrower, when added to the aggregate amount of other Capital Expenditures made during such fiscal year pursuant to subsection 7.7, shall not exceed the amount permitted to be expended during such fiscal year pursuant to subsection 7.7;

                  (e) Indebtedness outstanding on the date hereof (after giving effect to the Transactions occurring on the date hereof) and listed on
         Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof other than pursuant to the instrument creating Lien permitted by subsection 7.3(f) without any modification thereof after the date hereof);

                  (f) (i) indemnities and guarantees (including guarantees of Indebtedness if such Indebtedness is otherwise permitted hereunder) made in the ordinary course of business by the Borrower or any of its Subsidiaries, provided that such indemnities and guarantees could not individually or in the aggregate have a Material Adverse Effect and
         (ii) guarantees by the Borrower or any of its Subsidiaries of (A) real property leases and (B) personal property operating leases, in each case entered into in the ordinary course of business by the Borrower or any of its Subsidiaries;

                  (g) (i) Senior Subordinated Indebtedness of the Borrower in an aggregate principal amount not to exceed $200,000,000, and (ii) Guarantee Obligations of any Subsidiary

         Guarantor in respect of Indebtedness referred to in clause (i) of this subsection 7.2(g), provided that a Subsidiary Guarantor shall not guarantee any Senior Subordinated Indebtedness unless such guarantee
         (A) is subordinated to the guarantee of such Subsidiary Guarantor of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Senior Subordinated Indebtedness and
         (B) provides for the release and termination thereof, and is released and terminated, without action by any party, upon (I) the sale of all or substantially all of the assets of such Subsidiary Guarantor or (II) a sale of all of the equity interest in such Subsidiary Guarantor;

                  (h) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

                  (i) Indebtedness in respect of any Interest Rate Protection Agreements;

                  (j) Indebtedness incurred pursuant to any Permitted Acquisition permitted pursuant to subsection 7.8(l);

                  (k) Indebtedness of any Loan Party (other than the Borrower) to any other Loan Party from intercompany transfers of assets made in the ordinary course of business or to the extent permitted under subsections 7.4, 7.5 and 7.8;

                  (l) Indebtedness subject to Liens permitted under subsections 7.3(a), (b), (c) and (d);

                  (m) indemnities made in (i) the Loan Documents, the Transaction Documents or in any of the agreements contemplated hereby and thereby, (ii) the monitoring and oversight agreement and financial advisory agreement described in subsection 7.10(b)(ii) and (iii) and in the charter and/or bylaws or other comparable constituent documents of the Borrower and its Subsidiaries;

                  (n) additional Indebtedness of the Borrower or any of the Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $1,000,000 at any one time outstanding;

                  (o) Guarantee Obligations of the Borrower or any Subsidiary of obligations of any Unrestricted Subsidiary to the extent permitted under subsection 7.8(m); and

                  (p) contingent tax liabilities of the Borrower or any Subsidiary in respect of tax liabilities of any Unrestricted Subsidiary existing pursuant to a tax sharing agreement with the other owners of such Unrestricted Subsidiary providing for an allocation of tax liabilities and benefits customary in similar circumstances.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested taxes are maintained on the books of the Borrower or one of its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', landlord's, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions, covenants, minor exceptions to title and other similar encumbrances (i) previously or hereinafter incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in the aggregate materially detract from the value of the Property subject thereto or, in the case of such encumbrances on Property, materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or (ii) which are set forth in the title reports delivered to the Administrative Agent pursuant to subsection 6.9(b);

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by subsection 7.2(e) (including refinancings, refundings, renewals and extensions of such Indebtedness as permitted by subsection 7.2(e)), provided that no such Lien is spread to cover any additional Property (other than after acquired title in or on such Property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof after the date hereof);

                  (g) (i) Liens securing Indebtedness of the Borrower or any of its Subsidiaries permitted pursuant to subsections 7.2(c) and 7.2(d) (provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,
         (B) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (C) the amount of Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof after the date hereof)) and (ii) Liens existing on any Property or asset at the time of acquisition thereof by the Borrower or any Subsidiary or existing on any Property or asset of any Person that becomes a Subsidiary after the date hereof at the time such Person becomes a Subsidiary (provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (y) such Lien shall not apply to any other Property or assets of the Borrower or any of its Subsidiaries and
         (z) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be);

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

                  (j) any obligations or duties affecting any of the Property of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

                  (k) Liens imposed by operation of law with respect to any judgments or orders not constituting an Event of Default;

                  (l) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance which are not outstanding for more than 60 days) in an aggregate amount outstanding at any one time not in excess of $2,000,000;

                  (m) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (n) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

                  (o) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries, provided that the Borrower and its Subsidiaries shall not at any time lease, sublease or otherwise enter into any similar financing arrangement with respect to equipment with customers of the Borrower and its Subsidiaries (it being understood that the shared use by tower lessees of generators and similar shared equipment shall not be considered to be such a financing arrangement);

                  (p) Liens on property of the Borrower or any of its Subsidiaries in favor of landlords securing licenses, subleases and leases permitted hereunder and granted to others and not interfering in any material respect with the business of the Borrower or any of its Subsidiaries; and

                  (q) Liens not otherwise permitted by this subsection 7.3 so long as the aggregate principal amount of the obligations secured thereby does not exceed $1,000,000 at any one time outstanding.

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

                  (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Wholly Owned Subsidiary Guarantor; and

                  (c) the Borrower may consummate the Reincorporation.

                  7.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests, but excluding assets of the Borrower constituting an Unrestricted Subsidiary), whether now owned or hereafter acquired, except:

                  (a) obsolete or worn out property disposed of in the ordinary course of business or property that is no longer useful in the conduct of the business of the Borrower or any Subsidiary disposed of in the ordinary course of business;

                  (b) transfers resulting from any casualty or condemnation of property or assets;

                  (c) any sale or other transfer at fair market value of any property or assets constituting fixed assets for at least 75% cash, provided that the aggregate net cash proceeds of the sales and transfers made pursuant to this paragraph (c) in the aggregate do not exceed $1,000,000 in any fiscal year;

                  (d) intercompany sales or transfers of assets among the Subsidiaries made in the ordinary course of business;

                  (e) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries; and

                  (g) dispositions permitted by subsection 7.4.

                  7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any of its subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

                  (a) the Borrower may make Restricted Payments, so long as no Event of Default has occurred and is continuing or would be continuing after giving effect to such Restricted Payment if such Restricted Payment is: (i) a purchase of Capital Stock of the Borrower made in order to fulfill the obligations of the Borrower or any of its Subsidiaries under an employee stock purchase plan or similar plan covering employees of the Borrower or any of its Subsidiaries as from time to time in effect or (ii) a repurchase of the Capital Stock or other securities of the Borrower from outside directors, employees, or members of management of the Borrower or any of its subsidiaries in an aggregate amount for clauses (i) and (ii) above not to exceed $2,000,000, net of the proceeds received by the Borrower as a result of the resale or exercise of options with respect to such Capital Stock or other securities;

                  (b) any subsidiary may make Restricted Payments to the Borrower or any of its Subsidiaries; and

                  (c) Permitted Issuances may be made.

                  7.7 Limitation on Capital Expenditures. (a) Make or commit to make any Capital Expenditure, except Capital Expenditures of the Subsidiaries in the ordinary course of business not exceeding for any fiscal year $25,000,000, provided that the Subsidiaries shall not make Capital Expenditures for the development and construction of tower sites with respect to which written, binding and enforceable leases are not in effect between the Borrower or any of its Subsidiaries and at least one Anchor Tenant for such tower site in excess of $15,000,000 in the aggregate; provided, further, that the amount of Capital Expenditures permitted in any fiscal year shall be increased by 100% of unused permitted Capital Expenditures for the immediately preceding fiscal year (less an amount equal to any unused Capital Expenditures carried forward to such preceding year).

                  (b) In addition to the Capital Expenditures permitted pursuant to paragraph (a) of this subsection 7.7, to the extent such proceeds are not otherwise utilized pursuant to subsection 7.8(o), the Subsidiaries may make additional Capital Expenditures (which shall not be counted in the limitations set forth in paragraph (a) of this subsection 7.7) consisting of (i) the investment of Net Cash Proceeds not required to be applied pursuant to subsection 2.9, including (A) with respect to the investment or proceeds of the insurance and condemnation proceeds not required to be applied pursuant to subsection 2.9 and (B) with respect to the investment of the proceeds of the sale of assets which are permitted pursuant to subsection 7.5 and (ii) the investment of Excess Cash Flow generated during prior fiscal years (beginning with Excess Cash Flow generated in the fiscal year ended June 30, 2000 but, in each case, including the retained portion of Excess Cash Flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) and not required to be applied pursuant to subsection 2.9(c).

                  (c) Notwithstanding the foregoing, in no event shall Capital Expenditures be made by the Borrower.

                  7.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) Investments in Cash Equivalents;

                  (c) Investments in connection with the Arch Acquisition;

                  (d) Investments by the Borrower in any of the Loan Parties, including any new Subsidiary which becomes a Loan Party;

                  (e) loans and advances by the Borrower or any of its Subsidiaries to their respective directors, officers and employees in an aggregate principal amount not exceeding $1,500,000 at any one time outstanding;

                  (f) loans, advances or Investments in existence on the Closing Date and listed on Schedule 7.8(f), and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (i) increase the amount of the original loan, advance or Investment or (ii) adversely affect the interests of the Lenders with respect to such original loan, advance or Investment or the interests of the Lenders under this Agreement or any other Loan Document in any material respect;

                  (g) Investments permitted by subsections 7.2(b), (d), (f),
         (g)(ii), (k) and (l), subsections 7.4 and 7.6 and Capital Expenditures permitted by subsection 7.7;

                  (h) promissory notes and other similar non-cash consideration received in connection with the dispositions permitted by subsection 7.5;

                  (i) Investments in Interest Rate Protection Agreements in the ordinary course of the business of the Borrower or any of its Subsidiaries and not for purposes of speculation;

                  (j) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (k) deposits made in the ordinary course of business in connection with the purchase price of goods or services;

                  (l) Investments after the Closing Date by the Borrower or any of its Subsidiaries constituting (i) the Subsequent Arch Acquisitions and (ii) other Permitted Acquisitions in an amount (including any amount of Indebtedness assumed in connection therewith) not to exceed $15,000,000 in the aggregate;

                  (m) Investments of the Borrower or any Subsidiary in any Unrestricted Subsidiary, provided that at no time shall the sum of (i) the aggregate amount of all Guarantee Obligations of the Borrower and its Subsidiaries in respect of any obligations of Unrestricted Subsidiaries at such time, (ii) the aggregate amount of all Indebtedness of Unrestricted Subsidiaries to the Borrower and its Subsidiaries at such time and (iii) the aggregate cash equity investments made by the Borrower and its Subsidiaries in the Capital Stock of Unrestricted Subsidiaries at such time, exceed $500,000 in the aggregate;

                  (n) in addition to the foregoing, Investments by the Borrower and its Subsidiaries in an aggregate amount not to exceed $3,000,000 (valued at cost, without regard to any write down or write up thereof) at any one time outstanding; and

                  (o) in addition to the foregoing, to the extent such proceeds are not otherwise utilized pursuant to subsection 7.7(b), the Borrower and its Subsidiaries may make additional Investments (which shall not be counted in the limitations set forth above) as follows: (i) Investments consisting of the Investment of Net Cash Proceeds not required to be applied pursuant to subsection 2.9, including (A) with respect to the Investment of proceeds of the insurance and condemnation proceeds not required to be applied pursuant to subsection 2.9 and (B) with respect to the Investment of proceeds of the sale of assets which are permitted pursuant to subsection 7.5; and (ii) Investments consisting of the Investment of Excess Cash Flow generated during prior fiscal years (beginning with Excess Cash Flow generated in the fiscal year ended June 30, 2000 but, in each case, including the retained portion of the respective Excess Cash Flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) and not required to be applied pursuant to subsection 2.9(c).

                  7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make any optional payment or prepayment on or redemption of or any payments in redemption, defeasance or repurchase of any Senior Subordinated Indebtedness (except pursuant to a permanent refinancing of Senior Subordinated Indebtedness pursuant to terms no less favorable to the Lenders than the Senior Subordinated Indebtedness) except mandatory payments of interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such Indebtedness but only to the extent permitted under the subordination provisions applicable thereto;

                  (b) amend, supplement, waive or otherwise modify any of the provisions of any Senior Subordinated Indebtedness:

                  (i) which amends or modifies the subordination provisions contained therein;

                  (ii) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

                  (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the Borrower or any of its Subsidiaries to any more onerous or more restrictive provisions; or

                  (iv) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any respect;

                  (c) make any payment in cash on any equity or debt security that may be made under the terms thereof by the issuance of any security of the same nature;

                  (d) designate any Indebtedness (other than the Loans) as "Designated Senior Indebtedness" under any Senior Subordinated Indebtedness.

                  7.10 Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (including any transaction with any Unrestricted Subsidiary) unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the Borrower or the relevant Subsidiary, as the case may be, and (iii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  (b) In addition, notwithstanding the foregoing, the Borrower and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

                  (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower;

                  (ii) the payment to Hicks Muse or an Affiliate of Hicks Muse of fees and expenses pursuant to a monitoring and oversight agreement and a financial advisory agreement approved by the board of directors of the Borrower;

                  (iii) the payment to Mr. Jerry Kline of fees and expenses pursuant to a consulting agreement approved by the Board of Directors of the Borrower;

                  (iv) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith; and

                  (v) any transaction specifically permitted under this Agreement (other than with respect to any Unrestricted Subsidiary).

                  7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal, immovable or movable, Property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, provided that this subsection 7.11 shall not prohibit any sale and leaseback by any Subsidiary resulting from


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                                                                              72


the incurrence of any lease in respect of any capital asset entered into within 120 days of the acquisition of such capital asset by such Subsidiary for the purpose of providing permanent financing of such capital asset.

                  7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than June 30, provided that the Borrower may change such fiscal year upon the approval of the Administrative Agent or change the Borrower's method of determining fiscal quarters upon approval of the Administrative Agent.

                  7.13 Limitation on Negative Pledge Clauses. Enter into with any Person, or suffer to exist, any agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreement evidencing Senior Subordinated Indebtedness or Indebtedness permitted under subsection 7.2(j) and (c) in the case of clause (i) below only, any agreements governing any purchase money Liens, Capital Lease Obligations, Liens permitted under subsection 7.3(j) or any other similar agreement or transaction otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to (i) create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, or (ii) pay dividends or make other distributions, or pay any Indebtedness owed, to the Borrower or any of its Subsidiaries.

                  7.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

                  7.15 Limitation on Amendments to Constituent Documents. Amend, supplement or otherwise modify its certificate of incorporation, by-laws or other organizational documents unless such amendment, supplement or other modification does not adversely affect the interests of any Lender in any material respect (it being understood that any such modifications undertaken in order to cause the Borrower to be reincorporated as a Delaware corporation shall not adversely affect the interests of any Lender in any material respect).

                  7.16 Limitations on Changes in Holding Company Status. Notwithstanding anything to the contrary contained in this Agreement, permit the Borrower to engage in any activities, own any assets or incur any Indebtedness or Guarantee Obligations other than (i) owning the stock of its Subsidiaries and the Unrestricted Subsidiaries, (ii) its activities incident to the performance of its obligations under this Agreement and the other Loan Documents, (iii) making Permitted Issuances, (iv) its activities incident to the performance of its obligations under any Senior Subordinated Indebtedness (including Guarantee Obligations thereof) in accordance with the terms of this Agreement, (v) its activities incidental to its status as a public company, (vi) Guarantee Obligations specifically permitted under subsection 7.2, (vii) Indebtedness permitted under subsections 7.2(j) and 7.2(n) (to the extent incurred in connection with a Permitted Acquisition) and (viii) activities in connection with the Reincorporation.

                  7.17 Limitation on Changes to Tower Group. Modify the allocation between the Tower Group, on the one hand, and the Borrower and the other Subsidiaries, on the other hand, of the respective lines of business engaged in by such Persons and the assets and liabilities owned, possessed or incurred, as applicable, as of the Closing Date after giving effect to the Transactions to occur on or before the Closing Date, in any manner that would materially alter the effect of the provisions of subsection 7.1 after giving effect to such modification, without the consent of the Administrative Agent (which consent may be withheld pending the execution of an amendment to this Agreement made in accordance with subsection 10.1 with respect to the provisions of subsection 7.1 so that the provisions of subsection 7.1 are reasonably satisfactory to the Required Lenders after giving effect to such modification), provided that this subsection 7.17 shall not prohibit the members of the Tower Group, on the one hand, and the other Subsidiaries, on the other hand, from acquiring assets or equity interests in other Persons pursuant to transactions permitted by the terms of this Agreement so long as such assets or the business of such other Person are in substantially the same or a complimentary line of business as the business of such members of the Tower Group or such other Subsidiaries, as the case may be, as conducted prior to the consummation of any such acquisition (it being understood that the principal business engaged in by the members of the Tower Group as of the Closing Date is the leasing of space on telecommunications and broadcast towers).


                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c)(i) The Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement contained in subsection 6.4(a)(ii), subsection 6.7(a), subsection 6.10 or Section 7 of this Agreement; or

                  (d) The Borrower or any of its Subsidiaries shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this subsection), and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender); or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of or interest on any Indebtedness (other than pursuant to the Loan Documents) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable, provided that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions (without duplication as to the same item of Indebtedness) of the type described in clauses (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding amount of which exceeds in the aggregate $2,000,000; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts (other than intercompany debt) as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist under ERISA or the Code with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Administrative Agent at the direction of the Required Lenders or all Lenders (to the extent required by subsection 10.1) or as otherwise permitted under this Agreement or the other Loan Documents) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders thereunder, the relevant Loan Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent or such shorter time period as is specified by the Administrative Agent in such notice and is reasonable in the circumstances), or the validity or enforceability thereof shall be contested by any Loan Party, or any of the Liens intended to be created by any Security Document shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders as secured parties thereunder, the relevant Loan Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent or such shorter time period as specified by the Administrative Agent in such notice and is reasonable in the circumstances); or

                  (j) A Change of Control shall occur; or

                  (k) The Borrower or any of its subsidiaries shall incur any liability (not paid or fully covered by insurance) under any Environmental Law in an amount which would result in a Material Adverse Effect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or any of the following actions may be taken:
(i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as otherwise expressly provided above in this Section 8, the Borrower waives presentment, demand, protest or other notice of any kind.


                       SECTION 9. THE ADMINISTRATIVE AGENT

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto to the extent permitted by applicable law. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders), provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their pro rata share of the aggregate Revolving Credit Exposure, Term Loans outstanding and unused Commitments in effect on the date on which indemnification is sought under this subsection 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such share immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                            SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 10.1. The Required Lenders and each Loan Party to the relevant Loan Documents may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of the Term Loans, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this subsection 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement other than pursuant to a transaction permitted by this Agreement, in each case without the written consent of all Lenders; (iii) change the allocation of payments between the Facilities pursuant to subsection 2.9(d), in each case without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (iv) amend the definition of the term "Majority Facility Lenders" or "Majority Revolving Credit Facility Lenders" or modify in any other manner the number, percentages or class of Lenders required to make any determinations or waive any rights hereunder without the consent of each Lender directly affected thereby; (v) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender or (vii) amend, modify or waive any provision of subsection 2.4(c) without the written consent of the Swingline Lender. Any waiver and any amendment, supplement or modification in accordance with this subsection 10.1 shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth on the signature pages hereto or in any Assignment and Acceptance in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

   The Borrower:                       Specialty Teleconstructors, Inc.
                                       2 Summit Park Dr.
                                       Independence, OH 44131
                                       Attention:  F. Howard Mandel, Esq.
                                       Telecopy:  (216) 447-4450

        with a copy to:                Hicks, Muse, Tate & Furst Incorporated
                                       200 Crescent Court, Suite 1600
                                       Dallas, Texas 75201
                                       Attention to: Lawrence D. Stuart, Jr.
                                       Telecopy: 214-740-7313

   The Administrative Agent:           Chase Agency Services
                                       One Chase Manhattan Plaza
                                       New York, New York 10081
                                       Attention: Ms. Gloria Javier
                                       Telecopy: 212-552-5700

        with a copy to:                The Chase Manhattan Bank
                                       270 Park Avenue
                                       New York, New York 10017
                                       Attention: Ms. Tracy Navin Ewing
                                       Telecopy: 212-270-4164

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and, at any time after and during the continuance of an Event of Default, of one counsel to all the Lenders, (c) to pay, indemnify, and hold harmless each Lender and the Administrative Agent from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify and hold harmless each Lender and the Administrative Agent and their respective officers, directors, trustees, professional advisors, employees, affiliates, agents and controlling persons (each, an "indemnitee") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are (i) found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other documents, from material breach by the indemnitee of this Agreement, any Notes or the other Loan Documents, or (ii) a result of a dispute solely between or among the Lenders (other than the Administrative Agent) as the case may be. The agreements in this subsection 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall permit any Participant to have (and no participant shall have) the right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.16, 2.17 and
2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender, provided that in the case of subsection 2.17, such Participant shall have complied with the requirements of said subsection and provided further that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender, affiliate or Approved Fund thereof or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such Assignor (and, in the case of an Assignee that is not then a Lender, an affiliate or an Approved Fund thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided, that no such assignment to an Assignee (other than any Lender or any affiliate thereof or an Approved Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as between the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (A) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (B) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this subsection 10.6, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the Assignor, Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing.

                  (d) The Administrative Agent shall maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan or other obligation hereunder (whether or not evidenced by a Note) shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower of any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender, an affiliate thereof or an Approved Fund, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto and give notice of such acceptance and recordation to the Borrower.

                  On or prior to such effective date, upon request the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for any Revolving Credit Note, Term Note or Swingline Note of the assigning Lender) a new Revolving Credit Note, Term Note or Swingline Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment or portion of the Term Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment or portion of a Term Loan hereunder, a new Revolving Credit Note or Term Note, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment or Term Loan, as the case may be, retained by it hereunder. Such new Notes shall be in the form of the Note replaced thereby.

                  (f) The Borrower agrees that, upon request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit F-1 (each as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), and/or (ii) a promissory note of the Borrower evidencing the Term Loans of such Lender, substantially in the form of Exhibit F-2 (each as amended, supplemented, replaced or otherwise modified from time to time, a "Term Note"), and/or (iii) a promissory note of the Borrower evidencing the Swingline Loans of the Swingline Lender, substantially in the form of Exhibit F-3) (as amended, supplemented, replaced or otherwise modified from time to time, the "Swingline Note").

                  (g) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information concerning the Loan Parties and their respective affiliates which has been delivered to such Lender by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf any Loan Party in connection with such Lender's credit evaluation of the Loan Parties and their respective affiliates, under the condition that such Transferee or prospective Transferee shall previously have agreed to be bound by the provisions of subsection 10.15.

                  (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such lender as a party hereunder.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF
THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 10.12 any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.15 Confidentiality. Each Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to Transferees or prospective Transferees who agree to be bound by the provisions of this subsection 10.15, (f) to the extent required in connection with any litigation between any Loan Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (g) with the Borrower's prior written consent. The agreements in this subsection
10.15 shall survive repayment of the Loans and all other amounts payable hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                           SPECIALTY TELECONSTRUCTORS, INC.,

                             by
                                /s/ HOWARD MANDEL
                                --------------------------------------------
                                Name: Howard Mandel
                                Title: V.P., Assistant Secretary & General
                                Counsel


                           THE CHASE MANHATTAN BANK, as
                           Administrative Agent,

                             by
                                /s/ TRACY NEVIN EWING
                                --------------------------------------------
                                Name: Tracy Nevin Ewing
                                Title: Vice President


                           BANKERS TRUST COMPANY, as
                           Documentation Agent,

                             by
                                /s/ VICTORIA PAGE
                                --------------------------------------------
                                Name: Victoria Page
                                Title:  Authorized Signatory


                           BANKBOSTON, N.A., as
                           Syndication Agent,

                             by
                                /s/ LENNY MASON
                                --------------------------------------------
                                Name: Lenny Mason
                                Title: Vice President

                                  SCHEDULE 1.1A

                          REVOLVING CREDIT COMMITMENTS
                          ----------------------------


Lender                                                                          Revolving Credit Commitment
------                                                                          ---------------------------
The Chase Manhattan Bank                                                                        $12,000,000

Bankers Trust Company                                                                           $12,000,000

BankBoston, N.A.                                                                                 $6,000,000



                              TERM LOAN COMMITMENTS
                              ---------------------


Lender                                                                                 Term Loan Commitment
------                                                                                 --------------------
The Chase Manhattan Bank                                                                        $18,000,000

Bankers Trust Company                                                                           $18,000,000

BankBoston, N.A.                                                                                 $9,000,000